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                                                                   EXHIBIT 10.10

                         Confidential Treatment Request

                 [ ] Material indicated by this mark
                 has been deleted pursuant to a request
                 for confidential treatment, and has been filed separately.

                            ASSET PURCHASE AGREEMENT



                                     SELLER


                            SCC Communications Corp.




                                      BUYER


                           Printrak International Inc.




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                            ASSET PURCHASE AGREEMENT


        This ASSET PURCHASE AGREEMENT (the "Agreement") is made as of July 18, 1997, by and between Printrak International Inc., a Delaware corporation ("Buyer"), and SCC Communications Corp., a Delaware corporation ("SCC" or "Seller").


                                 R E C I T A L S

        A. Seller owns and operates the Computer-Aided Dispatch and Records Management Division (the "CAD/RMS Division") of SCC and its foreign subsidiary, Public Safety Technologies of Australia (Pty), Ltd., which develop and market a computer-aided dispatch and records management software product line (the "Business").

        B. Buyer desires to purchase, and Seller desires to sell and transfer to Buyer, substantially all of the assets of the CAD/RMS Division and all of the stock of the Foreign Subsidiary all upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing premises, the terms, covenants, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. ASSETS AND LIABILITIES BEING PURCHASED AND ASSUMED.

           1.1 PURCHASED ASSETS. Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, transfer and assign to Buyer, free and clear of any and all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests of any kind whatsoever (other than those securing any Assumed Obligations), all of the assets, wherever located, which are owned by Seller, or in which Seller has any right, title or interest, and used in connection with the Business (collectively referred to herein as the "Purchased Assets"). The Purchased Assets shall include, but shall not be limited to, the following:

               (a) The tangible personal property, machinery, equipment, hones, tools, machine and electric parts, supplies and computers, wherever located, owned or used by Seller solely or primarily in connection with the Business (collectively, the "Tangible Assets"), all the items of which are identified in
Schedule 1.1(a) attached hereto;

               (b) All of the rights, tangible and intangible, and leasehold interests in personal property, of Seller existing under any contracts, agreements, leases, licenses, instruments or commitments, all of which are listed on Schedule 4.6 attached hereto, and under any contracts, agreements, leases, licenses, instruments and commitments which are entered into by Seller in connection with the Business after the date hereof and prior to the "Closing" (as defined below) with the prior written consent of Buyer (collectively, the "Assumed Contracts");

               (c) All rights in and to any governmental and private permits, licenses, franchises and authorizations, to the extent assignable, used in connection with the Business;

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               (d) All rights in and to any requirements, processes,
formulations, methods, technology, know-how, formulae, trade secrets, trade dress, designs, inventions and other proprietary rights and all documentation embodying, representing or otherwise describing any of the foregoing, owned or held by Seller in connection with the Business (the assets described in Sections 1.1(d) through 1.1(g) are referred to as the "Intangible Property Rights");

               (e) All patents, copyrights, tradenames, trademarks and service marks of Seller used in the Business (other than "SCC" or "SCC Communications Corp."), all of which are set forth on Schedule 1.1(e), and all applications therefor, and all documentation embodying, representing or otherwise describing any of the foregoing;

               (f) All rights in and to the customer lists, promotion lists, marketing data and other compilations of names and data developed in connection with the Business, and which shall be delivered by or on behalf of Seller to Buyer at or prior to the Closing;

               (g) All of Seller's rights in and to the computer software programs (including software licensed to Seller) used in connection with the Business or developed or under development by, or on behalf of, Seller in connection with the Business, all of which are identified on Schedule 4.15, including the source code, object code and documentation for such software, in each case to the extent that Seller possesses and has a right to possess and transfer the same;

               (h) All accounts and notes receivable and unbilled project revenues generated in connection with the Business from and after July 1, 1997 (other than the account receivable from Ramsey County, which is excluded), and all cash received upon the billing and collection thereof, whether on hand, in banks or other depository accounts, or transit, and all negotiable instruments of or made payable to Seller, advanced payments, claims for refunds and deposits and other prepaid items of Seller;

               (i) All accounts receivable schedules, lists, files, books, publications, and other records and data used in connection with the Business; and

               (j) All causes of action, claims, suits, proceedings, judgments or demands, of whatsoever nature, of or held by Seller against any third parties with respect to the Business.

           1.2 ASSUMED OBLIGATIONS. Buyer hereby agrees to assume, honor and discharge when due only: (a) those liabilities, obligations and commitments (including bonding obligations) specifically set forth on Schedule 1.2 (the "Assumed Liabilities"); and (b) those liabilities and obligations arising after the "Closing Date" (as defined below) under the Assumed Contracts (which, together with the Assumed Liabilities, shall sometimes be referred to herein collectively as the "Assumed Obligations"). The Assumed Obligations shall not include, and Seller covenants that Buyer shall not be liable or responsible for, any obligations or liabilities to the extent arising out of any act or omission of Seller under any Assumed Contract, regardless of when such liability or obligation is asserted. Seller represents and warrants that, except as set forth on Schedule 1.2, Seller is not in default under any Assumed Obligation, and Buyer shall not be obligated to assume any Assumed Obligation which is in default as of the Closing Date, or any obligation relating to periods prior to the Closing Date.

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           1.3 OPTION TO PURCHASE STOCK OF SUBSIDIARY. Seller hereby grants to
Buyer an option to purchase all of the issued and outstanding stock of Subsidiary (the "Subsidiary Stock") for a purchase price of One Hundred Dollars ($100.00). Such option shall be exercisable by written notice to Seller within thirty (30) days following the Closing Date, and Seller shall deliver to Buyer certificates representing the Subsidiary Stock, duly endorsed for transfer, as well as all corporate records of Subsidiary, within ten (10) days following receipt of such notice (the "Option Closing Date"). In the event that such option is exercised, the representations and warranties contained in this Agreement with respect to Subsidiary shall be deemed to have been made again as of the Option Closing Date, and Seller shall deliver to Buyer a certificate of an officer of Seller, certifying as to the accuracy thereof. The Subsidiary Stock shall be transferred to Buyer, free and clear of any and all mortgages, liens, securing interests, encumbrances, pledges, claims and any other adverse interests of any kind whatsoever.

        2. LIABILITIES NOT ASSUMED.

           Except for the Assumed Obligations, Seller agrees that Buyer will not assume or perform, and Seller shall remain responsible for and shall indemnify, hold harmless and defend Buyer from and against, any and all liabilities and obligations of Seller, whether known or unknown, and regardless of when such liabilities or obligations arise or are asserted, including, without limitation, any obligations or liabilities of Seller with respect to the following:

               (a) Any compensation or benefits payable to employees of Seller, including, but not limited to, any liabilities arising under any employee pension or profit sharing plan or other employee benefit plan, any severance pay or other termination costs due to employees of Seller as a result of the transactions contemplated by this Agreement or any of Seller's obligations to its employees for salaries and vacation and holiday pay accrued and unpaid as of the Closing Date;

               (b) All federal, state, local, foreign or other taxes applicable to Seller for periods prior to the Closing Date;

               (c) Injuries to or the death of any person, or any employee of Seller, that has occurred or may occur, prior to Closing, in connection with the Business or any other operations engaged in by Seller, even if not discovered until after the Closing Date;

               (d) All liens, claims and encumbrances on any of the Purchased Assets and all obligations and liabilities secured thereby;

               (e) All obligations of Seller for borrowed money, or incurred in connection with the purchase, lease or acquisition of any assets, and any obligations of a similar nature incurred by Seller;

               (f) Any accounts or notes payable or similar indebtedness incurred by Seller;

               (g) Any claims, demands, actions, suits, legal proceedings, obligations or liabilities arising from Seller's operation of the Business prior to the Closing, or arising from any other business or operations of Seller conducted prior to the Closing, whether such claims, demands,


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actions, suits, legal proceedings, obligations or liabilities are presently pending or threatened or are threatened or asserted at any time after the date hereof and whether before or after the Closing; and

               (h) Any liabilities arising out of the termination by Seller of any of its employees in anticipation or as a consequence of, or following, consummation of the transactions contemplated hereby.

        3. PURCHASE PRICE AND TERMS OF PAYMENT.

           3.1 PURCHASE PRICE. As consideration for the sale to Buyer of the
Purchased Assets, Buyer agrees to pay to Seller the aggregate sum of [      ],
representing the net book value of the Purchased Assets as of June 30, 1997, (calculated in accordance with GAAP, provided that the reserve for anticipated
project losses has been increased to [      ] and all capitalized software has
been written off), and to assume the Assumed Obligations in Section 1.2 (the "Purchase Price"). The Purchase Price shall be paid by wire transfer of immediately available funds to Seller's bank account per written instructions of Seller.

           3.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as determined by Buyer in its sole discretion. The parties hereto shall report consistent with Buyer's allocation on all income tax returns, and will comply with, and furnish the information required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations thereunder.

        4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. Except as disclosed in the Schedules delivered concurrently herewith by reference to the specific Section or Sections hereof to which the disclosure pertains, Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

           4.1 AUTHORITY AND BINDING EFFECT. Seller has the full corporate power and authority to execute and deliver this Agreement and each agreement referenced herein (the "Related Agreements") to which it is a party and to consummate the transactions contemplated by, and comply with its obligations under, such agreements. This Agreement and the Related Agreements to which Seller is a party, and the consummation by Seller of its obligations herein and therein, have been duly authorized by all necessary corporate action of Seller, including, without limitation, the approval of its shareholders in accordance with applicable law. This Agreement and the Related Agreements have been duly executed and delivered by the Seller and upon their execution and delivery will be, the binding and valid agreements of the Seller. This Agreement and the Related Agreements shall be enforceable against the Seller, in each such case in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity relating to the availability of equitable remedies. No further action is required to be taken by the Seller, nor is it necessary for the Seller to obtain any action, approval or consent by or from any third persons, governmental or other, to enable the Seller to enter into or perform its obligations under this Agreement and the Related Agreements to which it is a party, except for the consents of third parties to the assignment and assumption of the Assumed Contracts which Seller shall use its best efforts to obtain following the Closing (unless waived in writing by Buyer). Such consents are set forth in
Schedule 4.6 hereto.

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           4.2 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Subsidiary is a company duly organized, validly existing and in good standing under the laws of Australia. Each of Seller and Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership or leasing of its assets and the failure to be so qualified would have a material adverse effect on such entity or the Business. Seller has the legal right, corporate power and authority, and all licenses and other permits, required to operate the Business as now conducted and to own, use and sell the Purchased Assets. Seller has delivered to, or made available for inspection by, Buyer or its counsel true, correct and complete copies of (i) Seller's and Subsidiary's charter documents and all amendments thereto; (ii) Seller's and Subsidiary's Bylaws and all amendments thereto, duly certified by its corporate secretary; and (iii) Seller's and Subsidiary's minute and stock books. No actions, proceedings or transactions have been commenced or undertaken by the Seller which give or would give rights to any person, other than Buyer, in any of the Purchased Assets or Purchased Stock or interfere with the consummation of the transactions contemplated by this Agreement.

           4.3 FINANCIAL STATEMENTS. Seller has delivered to Buyer unaudited financial statements of Seller and Subsidiary relating to the Business consisting of (i) an unaudited balance sheet as of June 30, 1997 (the "June Balance Sheet"), and (ii) an unaudited balance sheet, and a related statement of operating expenses, as of and for the period ended December 31, 1996, (the "December 31, 1996 Financial Statements") (the June Balance Sheet and the December 31, 1996 Financial Statements are collectively referred to herein as the "Financial Statements"). True, correct and complete copies of the Financial Statements are attached as Schedule 4.3A hereto. The Financial Statements fairly present the financial condition of the Business and the results of its operations as of the relevant dates thereof and for the respective periods covered thereby, and have been prepared in accordance with generally accepted accounting principles. Except as set forth in Schedule 4.3B, Schedule 1.2 and
Schedule 4.6 neither Seller nor Subsidiary has any debts, obligations, liabilities or commitments of any nature relating to the Business, whether due or to become due, absolute, contingent or otherwise, that, in accordance with GAAP, are required to be disclosed in a balance sheet or the footnotes thereto, and are not shown on the June Balance Sheet delivered pursuant hereto, other than liabilities incurred after June 30, 1997 in the ordinary course of business and consistent with past practice. Such post-June 30, 1997 liabilities have not had, and are not expected to have, individually or in the aggregate, a material adverse effect on the financial condition or results of operations or prospects of Subsidiary or the Business. As to each liability, debt, obligation or commitment, fixed or contingent, that is set forth on Schedule 4.3B and is included in the Assumed Obligations, Seller shall provide the following information, in writing as an attachment to such Schedule: (i) a summary description of the liability, debt, obligation or commitment, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, if in connection with a claim, suit or proceeding, the name of the claimant and all other parties involved therewith and the identity of the court or agency in which such claim, suit or proceeding is being prosecuted, and (ii) the best estimate of Seller of the maximum amount, if any, which is likely to become payable with respect to any contingent liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero.

           4.4 ABSENCE OF CERTAIN CHANGES. During the period from June 30, 1997 to the date hereof, there has not been with respect to or affecting Seller, Subsidiary or the Business: (i) any

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amendment, termination or revocation, or any threat known to the Seller of any amendment, termination, or revocation, of any material contract or agreement to which Seller or Subsidiary is, or was, a party which relates to Subsidiary or the Business, or of any license, permit or franchise required for the continued operation of the Business in substantially the same manner as it has been conducted since its incorporation; (ii) except for the transactions contemplated hereby, any sale, transfer, mortgage, pledge or subjection to lien, charge or encumbrance of any kind, of, on or affecting any of the Purchased Assets, except sales that have been made in the ordinary course of the Business and consistent with past practices, and liens for current taxes not yet due and payable; (iii) other than as contemplated in connection with the transactions contemplated hereby, any increase in the compensation paid or payable or in the fringe benefits provided to any employees of the CAD/RMS Division or Subsidiary; (iv) any damage, destruction or loss, whether or not covered by insurance, of any of the Purchased Assets; (v) the incurrence of any indebtedness, either for borrowed money or in connection with any purchase of assets, or otherwise on behalf of the Business, that is not reflected in the June 30, 1997 balance sheet and individually or in the aggregate involves more than $5,000; (vi) any purchase or lease, or commitment for the purchase or lease, of equipment, machinery, leasehold improvements or other capital items for use in the Business not disclosed in the June 30, 1997 Financial Statements which involves amounts exceeding $5,000 individually or $10,000 in the aggregate or which is in excess of or represents a departure from the normal, ordinary and usual requirements of the Business; (vii) the execution by Seller or Subsidiary of any agreement or contract relating to the Business that obligates Seller or Subsidiary to pay more than $10,000 per year or which is materially disadvantageous to Seller, Subsidiary or the Business; or (viii) the occurrence subsequent to June 30, 1997 of any other event or circumstance which, could reasonably be expected to materially and adversely affect the Subsidiary, any of the Purchased Assets, the Business, or the ability of the Seller to consummate the transactions contemplated hereby.

           4.5 THE PURCHASED ASSETS.

               (a) TITLE TO AND ADEQUACY OF PURCHASED ASSETS. Except as disclosed on Schedule 4.5 hereto, Seller has, and at the Closing Seller will convey and transfer to Buyer, good, complete and marketable title to all of the Purchased Assets, free and clear of all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests. Except as set forth on Schedule 4.5, all of the Purchased Assets are in the exclusive possession and control of Seller and Seller has the unencumbered right to use and sell to Buyer all of the Purchased Assets without interference from others. The Purchased Assets constitute all the assets, properties, rights, privileges and interests necessary for Buyer to own and operate the Business substantially in the same manner as it has been conducted by Seller during the period immediately preceding the execution of this Agreement.

               (b) TANGIBLE ASSETS. Schedule 1.1(b) is a list of all of the Tangible Assets used in the Business, other than any Tangible Asset the replacement cost of which would be less than $1,000.00 and which is not of material importance to Seller's operations. The Tangible Assets are in good working order and condition, ordinary wear and tear excepted, have been maintained in accordance with generally accepted industry standards, are suitable for the uses for which they are being utilized in the Business and comply with all requirements under applicable laws, regulations and licenses which govern the use and operation thereof.


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               (c) INTANGIBLE PROPERTY RIGHTS. The Intangible Property Rights
are the only material intangible property used by Seller in the Business, and from and after the Closing Date, Buyer shall have the right to use all of the Intangible Property Rights in the Business consistent with Seller's use of the Intangible Property Rights in the Business. Seller owns, or holds adequate licenses, or other rights to use, all of the Intangible Property Rights, such use does not conflict with, infringe on or otherwise violate any rights of any other person. Except as disclosed in Schedule 4.5, all of such licenses and rights are transferable to Buyer without cost or liability to Buyer and will be included in the Purchased Assets being sold to Buyer hereunder. Except as set forth on Schedule 4.5, Seller has not granted, transferred or assigned any right, license or interest in any of its Intangible Property Rights. In no instance has the eligibility of any copyright to any material property included in the Intangible Property Rights been forfeited to the public domain by omission of any required notice or any other action. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of any of the Intangible Property Rights on behalf of Seller either (i) in the case of any copyright, have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive and original ownership of all United States copyrights thereby arising or (ii) shall, prior to the Closing, have executed appropriate instruments of assignment in favor of Seller as assignee that convey to Seller full, effective and exclusive ownership of all Intangible Property Rights thereby arising. Except as set forth in Schedule 4.5, Seller has not infringed, is not now infringing and has not received notice of any infringement, on any patent, trade name, trademark, service mark, copyright, trade secret, trade dress, design, invention, technology, know-how, process or other proprietary right belonging to any other person, firm or corporation, which infringement would have an adverse effect on any of the Purchased Assets or the Business. To the best of Seller's knowledge, there is no infringement by any other person of any Intangible Property Right.

               (d) LEASES. Schedule 4.5(d) is a list of each of the facilities or real properties used in the Business. Schedule 4.5(d) also contains a list of all leases under which Seller possesses or uses personal property in connection with the conduct or operation of the Business. The personal property leases set forth in Schedule 4.5(d) are sometimes collectively referred to as the "Personal Property Leases." True, correct and complete copies of the real property leases set forth in Schedule 4.5(d), the Real Property Leases and Personal Property Leases (collectively, the "Leases") have been delivered to Buyer. Seller is not, and as of the Closing Date will not be, in default, and no facts or circumstances have occurred, or on or prior to the Closing will occur, which through the passage of time or the giving of notice, or both, would constitute a default, under any of the Leases. Subject to any consents required therefor, the assignment of any of the Real Property Leases and the personal property leases set forth in Schedule 4.5(d) shall not adversely affect Buyer's quiet enjoyment and use, without disturbance, of all real and personal properties and assets that are the subject of such leases. None of the Leases contains any provisions which, after the Closing Date, would (i) hinder or prevent Buyer from continuing to use any of the properties or assets which are the subject of the personal property leases set forth in Schedule 4.5(d) in the manner in which they are currently used or (ii) impose any additional costs (other than scheduled rental increases) or additional burdensome requirements as a condition to their continued use. Except as otherwise set forth in Schedule 4.5(d) hereto, none of the Purchased Assets are held under, or used by Seller in connection with the Business pursuant to, any lease or conditional sales contract.

               (e) ACCOUNTS RECEIVABLE. Attached hereto as Schedule 4.5(e) are
(i) an accurate list of all accounts and notes


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receivable of Seller, including any accounts or notes receivable not reflected in the June 30, 1997 balance sheet, and (ii) an aging of all such accounts and notes receivable showing amounts due in 30-day aging categories. All such accounts and notes receivable on such listing arose from, and all accounts and notes receivable of Seller created between June 30, 1997 and the Closing will have arisen from, the sale of Seller's products or the provision of services by Seller in the ordinary course of business. The Seller has not received any notice or knows of any counterclaim or set-off with respect to any such accounts or notes receivable, or any facts or circumstances that would be the basis for any such counterclaim or set-off, which is not reflected or taken into account in the contractual allowance or bad debt reserves set forth in the June 30, 1997 balance sheet.

           4.6 CONTRACTS, AGREEMENTS AND COMMITMENTS. Schedule 4.6 hereto contains an accurate and complete list of all contracts, agreements, leases, licenses and instruments to which Seller or Subsidiary is a party or is bound or which relate to or affect any of the Purchased Assets or the Business. Schedule
4.6 includes, without limitation, all contracts and agreements and all leases, licenses and instruments, which (i) grant a security interest or permit or provide for the imposition of any lien, mortgage, security interest or other encumbrance on, or provide for the disposition of, any of the Purchased Assets;
(ii) require the consent of any third party to the consummation by Seller of the transactions contemplated by this Agreement, as noted on such schedule; (iii) would restrict the use or disposition by Buyer after the Closing of any of the Purchased Assets; or (iv) pertain to the sale or lease of CAD/RMS Products to third parties (including the status of the contract, the contract price, the amount collected to date and whether the CAD/RMS Product has been accepted. True, correct and complete copies of all items so listed in Schedule 4.6 have been furnished to Buyer. Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed, in Schedule 4.6 is a valid and binding obligation of Seller and/or Subsidiary and the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Schedule 4.6 hereto, there have not been any defaults by Seller or Subsidiary or, to the best knowledge of the Seller, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a material adverse effect on Subsidiary, the Business or any of the Purchased Assets, and there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by Seller, or to the best knowledge of the Seller, by the other party or parties, under any of such contracts, agreements, leases, licenses and instruments or would cause a creation of a lien, security interest or encumbrance upon any of the Purchased Assets or otherwise materially and adversely affect Subsidiary, any of the Purchased Assets or the Business.

           4.7 LABOR AND EMPLOYMENT AGREEMENTS; FRINGE BENEFIT PLANS.

               (a) Schedule 4.7 sets forth the name of each director and officer of Subsidiary and of each employee of Seller or Subsidiary who is engaged in the Business, together with a description of all compensation and benefits that are payable to such individuals as a result of their employment by or association with Seller or Subsidiary. Schedule 4.7 includes a description of all employment or personnel policies of Seller relating to vacation or other employee benefits.

               (b) Schedule 4.7 hereto contains a list of any collective bargaining or other labor, employment, deferred compensation, bonus, retainer, consulting, or incentive agreement, plan or contract, and all written or other personnel policies, of Seller or Subsidiary or to


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

which Seller or Subsidiary is subject or bound. True, correct and complete copies of any such agreements, plans, contracts and policies listed in Schedule
4.7 hereto have been furnished to Buyer. Except to the extent set forth in
Schedule 4.7, (i) there has been no strike or other work stoppage by, nor to the best knowledge of Seller has there been any union organizing activity among, any of the employees of Seller or Subsidiary; (ii) Seller and Subsidiary are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; and (iii) there is no unfair labor practice complaint pending or, to the best knowledge of the Seller, threatened against Seller or Subsidiary, nor, to the best knowledge of the Seller, is there any factual basis for any such complaint.

               (c) Schedule 4.7 hereto also contains a complete list of Seller's and Subsidiary's Employee Plans. True, correct and complete copies or descriptions of such Employee Plans have been delivered to Buyer. For purposes of this Section 4.7, the term "Employee Plan" includes all past or present plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) maintained by Seller or Subsidiary or to which Seller or Subsidiary has an obligation to contribute which provide any remuneration or benefits, other than current cash compensation, to any current or former employee of Seller or Subsidiary or to any other person who provides services to Seller or Subsidiary. The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans and includes any Employee Plan that is a multiemployer plan as defined in Section 3(37) of ERISA. The term Employee Plan also includes, but is not limited to, disability, medical, dental, health insurance, life insurance, incentive plans, vacation benefits, and fringe benefits. Except as set forth on Schedule 4.7, none of the Employee Plans are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or are qualified under the Code. Except as set forth in Schedule 4.7, all Employee Plans are now, and have always been, established, maintained and operated in all material respect in accordance with all applicable laws (including, but not limited to, ERISA and the Code) and all regulations and governing guidelines promulgated thereunder and in accordance with their plan documents. Each funded Employee Plan providing for payment of deferred compensation (a "Qualified Plan") is and always has been qualified under Section 401 of the Code. The Internal Revenue Service has issued one or more determination letters with respect to each Qualified Plan stating that each such Qualified Plan is qualified under Section 401 of the Code and each trust maintained in connection with each such Qualified Plan has been and is exempt under Section 501 of the Code. Except as set forth in Schedule 4.7, there is no unfunded liability for vested or nonvested benefits under any funded Employee Plan, and all contributions required to be made to or with respect to each Employee Plan have been completely and timely paid. All reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and, to the best knowledge of the Seller, are accurate. There have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC"). No liability to the PBGC has been incurred or is expected with respect to any Employee Plan except for insurance premiums, and all insurance premiums incurred or accrued up to and including the Closing Date have been or will be timely paid by Seller. No amount is, and as of the Closing Date no amount will be, due or owing from Seller or Subsidiary to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 4043 of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of the Seller, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any governmental entity have been filed or, to the best knowledge of the Seller, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Code or any other applicable law by reason of any action or failure to act in connection with any Employee Plan. There has been no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Code. There is no contract, agreement or benefit arrangement covering any employee of Seller or Subsidiary, the payments under which, individually or collectively, would constitute an "excess parachute payment" under Section 280G of the Code.

           4.8 CONFLICTS. Except as described on Schedule 4.6 hereto, neither the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement or the Related Agreements to which Seller is a party will or could result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the respective charter, bylaws or other governing instruments of Seller or Subsidiary, or any contract, lease, license, franchise, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement, instrument or arrangement to which the Seller or Subsidiary is a party or is bound which relates to the Business or which affects any of the Purchased Assets; (ii) the termination of any contract, lease, agreement, or commitment, or the acceleration of the maturity of any indebtedness or other obligation of the Seller or Subsidiary; (iii) the creation or imposition of any lien, charge or encumbrance on any of the respective assets or properties of the Seller or Subsidiary, including any of the Purchased Assets; (iv) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which the Seller or Subsidiary is a party or is bound or which affects any of their respective properties or any of the Purchased Assets or the Business; (v) a loss or adverse modification of any license, franchise, permit, other authorization or right (contractual or other) to operate, granted to or otherwise held by Seller or Subsidiary or used in the Business, which would have a material adverse effect on the Business or Buyer; or (vi) the cessation or termination of any other business relationship or arrangement between Seller or Subsidiary and any third party that is material to the Business, or its operating results, condition (financial or other) or prospects or any of the Purchased Assets. Except as set forth in Schedule 4.6 hereto, the Seller does not know of any business relationship or arrangement between it or Subsidiary and any third party (governmental or other) that is material to the Business, its operating results, condition or prospects and that will cease or is likely to be terminated as a result of the consummation of the transactions contemplated by this Agreement.

           4.9 INSURANCE. Schedule 4.9 contains an accurate list (including liability limits, deductibles and coverage exclusions) of all policies of insurance maintained by or on behalf of Seller or Subsidiary in connection with the Business as protection for the Purchased Assets and the Business. Except as set forth in Schedule 4.9 hereto, all of such policies are now in full force and effect and policies covering the same risks and in substantially the same amounts have been in full force and effect continuously since inception. Neither Seller nor Subsidiary has received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion.

           4.10 TAXES AND TAX RETURNS. Each of Seller and Subsidiary has duly filed all tax reports and returns which are required by law to be filed by it and has duly paid all foreign, federal, state and local taxes due or claimed to be due from such authorities, and there are no assessments or claims for payment of taxes now pending or, to the best knowledge of the Seller, threatened, nor is any audit of Seller's or Subsidiary's records presently being made by any taxing authority. Each of Seller and Subsidiary has properly withheld and paid, or accrued for payment when due, to appropriate state and/or federal authorities, all amounts required to be withheld from its employees' wages, salaries and other compensation and has also paid all employment taxes as required under applicable laws.

           4.11 COMPLIANCE WITH LAW/PERMITS.

               (a) Seller and Subsidiary are in compliance with all, and are not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation of or noncompliance with which could reasonably be expected to have a material adverse effect on the Business or any of the Purchased Assets. Without limiting the generality of this Section 4.11(a), there are no unresolved (i) proceedings or investigations instituted or, to the best knowledge of the Seller, threatened, by any such governmental authorities against Seller or Subsidiary relating to the Business, or (ii) citations issued or, to the best knowledge of the Seller, threatened against Seller, Subsidiary or the Business by any governmental authorities, or (iii) other notices of deficiency or charges of violation brought or, to the best knowledge of the Seller, threatened against Seller, Subsidiary or the Business, including under any federal or state regulation or otherwise, which could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Business or any of the Purchased Assets, or interfere with the maintenance, or the transfer or reissuance to Buyer, of the permits, licenses, franchises, certificates, authorizations or any right to operate held by Seller or Subsidiary; and, to the best knowledge of Seller, there are no facts or circumstances upon which any such proceedings, investigations, citations, notices, disallowances or charges may be instituted, issued or brought hereafter.

               (b) Schedule 4.11(b) contains a true, correct and complete list of all governmental licenses, permits, authorizations, franchises, or certificates or rights (contractual or other) to operate the Business, that are held by Seller or Subsidiary (collectively, "Licenses and Permits"). Such Licenses and Permits are the only licenses, permits, authorizations, franchises, certificates and rights to operate required for operation of the Business, as it has been conducted since its inception, and all of such Licenses and Permits are in full force and effect at the date hereof and will be as of the Closing. The Seller has provided Buyer with true, correct and complete copies of each License and Permit listed in Schedule 4.11(b). Seller and Subsidiary are in compliance in all material respects with all conditions or requirements imposed by or in connection with such Licenses and Permits and with respect to its use of the Purchased Assets and operation of the Business, and neither Seller nor Subsidiary has received any notice, nor does Seller have any knowledge or reason to believe, that any governmental authority intends to cancel, terminate or materially modify any of such Licenses or Permits or that valid grounds for any such cancellation, termination or material modification currently exist, except that, by reason of change of ownership of the Business, certain of the Licenses and Permits listed in Schedule 9.1 will have to be transferred or reissued to Buyer, and certain of such Licenses and Permits will have to be reapplied for by Buyer.

           4.12 LITIGATION AND PROCEEDINGS. There is neither (a) any action, suit, proceeding or investigation, nor (b) any counter or cross-claim in an action brought by or on behalf of the Seller or Subsidiary, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Seller, threatened, against Seller or Subsidiary, which (i) could reasonably be expected to affect adversely Seller's ability to perform its obligations under this Agreement or the Related Agreements or complete any of the transactions contemplated hereby or thereby, or (ii) involves the reasonable possibility of any judgment or liability, or which may become a claim, against Buyer, the Business, the Purchased Stock or any of the Purchased Assets prior to or subsequent to the Closing Date. Neither Seller nor Subsidiary is subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Seller, any of its assets, Subsidiary or the Business, which may reasonably be expected to affect the Business.

           4.13 CERTAIN TRANSACTIONS. Except as set forth in Schedule 4.13 , there are no existing or pending transactions, nor are there any agreements or understandings, with any shareholders, officers, directors, or employees of Seller or Subsidiary, or any person or entity affiliated with any of them (collectively, "Affiliates"), relating to, arising from or affecting the Business, or any of the Purchased Assets, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies, or the sale, lease or use of any of the Purchased Assets, with or without adequate compensation, in any amount whatsoever. Except as set forth in Schedule 4.13 , no existing or former shareholder, director, officer or employee of Seller or Subsidiary has any claims against or disputes with Seller which could result in the imposition of any liability or judgment against the Business or any of the Purchased Assets.

           4.14 ENVIRONMENTAL AND SAFETY MATTERS. Seller and Subsidiary have complied with, and the operation of the Business and the use of the Purchased Assets are in compliance with, in all material respects, all federal, state, local and regional statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to or adversely affecting any of the Purchased Assets (collectively the "Environmental Laws"); and no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received, nor is any such notice pending or, to the best knowledge of the Seller, threatened.

           4.15 INTELLECTUAL PROPERTY.

               (a) Attached hereto as Schedule 4.15 is an accurate list and description of all patents, patent applications, patent licenses, copyrights, copyright licenses, trademarks, trademark applications and trademark licenses, and other trade secrets, know-how or intellectual property rights (the "Intellectual Property") owned, held, utilized or applied for by Seller in connection with the

Business, other than the "SCC" and "SCC Communications" trademarks, and other than as set forth on Schedule 1.1(e). Except as set forth on Schedule 4.15 hereto:

                   (i) Seller owns all right, title and interest in and to all Intellectual Property used in or necessary for, and as to Third Party Technology (as defined below) has sufficient rights necessary for, the conduct of the Business as presently conducted, or as planned to be conducted, including, without limitation, all Intellectual Property developed or discovered in connection with or contained in or related to the CAD/RMS Products (as defined below), free and clear of all liens, mortgages, charges, pledges, claims and encumbrances (including without limitation any distribution rights and royalty rights) (including Third Party Technology, the "Seller Rights").

                   (ii) Solely as to Third Party Technology (as defined below), the representations in Section 4.15 are limited to Seller's interest pursuant to the Third Party Licenses (as defined below), all of which are valid and enforceable and in full force and effect. "Third Party Licenses" means all licenses and other agreements with third parties relating to any Intellectual Property or products that Seller is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products marketed and distributed by Seller in connection with the Business. "Third Party Technology" means all Intellectual Property and products owned by third parties and licensed pursuant to Third Party Licenses. Notwithstanding the foregoing, Third Party Technology shall not include any "off-the-shelf" software program if the use of such program by Seller is in accordance with any applicable shrink wrap license and no portion of such program is distributed or licensed by Seller to third parties or incorporated into products distributed by Seller or licensed to third parties.

                   (iii) For purposes of this Agreement, the term "CAD/RMS Products" shall mean the computer assisted dispatch and records management systems and related products developed by the business, including any Intellectual Property related thereto.

                   (iv) All of the Intellectual Property which is in the public domain and is used in or necessary for the conduct of Seller's business as presently conducted or contemplated is listed on Schedule 4.15, attached hereto.

               (b) Except as set forth in Schedule 4.15, Seller has the exclusive right to use, sell, license and dispose of, and has the right to bring actions for infringement of, all Seller Rights, other than Third Party Technology.

               (c) Schedule 4.15 contains an accurate and complete description of: (i) all patents, trademarks, servicemarks (with separate listings of registered and unregistered trademarks and servicemarks), tradenames, and registered copyrights in or related to the Seller Rights, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto.

               (d) All of Seller's copyright registrations related to any and all of Seller's copyrights are valid and in full force and effect. If the copyright has not been registered, then it is not part of the foregoing representation. Seller has valid copyrights in all material copyrightable material whether or not registered with the U.S. copyright office, including all copyrights in all

CAD/RMS Products containing material copyrightable material. Consummation of the transactions contemplated hereby will not alter or impair the validity of any copyrights or copyright registrations.

               (e) No claims have been asserted against Seller by any person challenging Seller's use or distribution (including manufacture, marketing license, or sale) of any Seller Right or products utilized by Seller (including, without limitation, the CAD/RMS Products and Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). There is no valid basis for any claim of the type specified in this
Section 4.15(e).

               (f) The execution, delivery and performance of this Agreement and the consummation of the Merger and the transactions contemplated hereby and by the other Transaction Documents will not (i) breach, violate or conflict with any instrument, agreement or other right governing any Seller Right or portion thereof, (ii) cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any Seller Right or portion thereof, (iii) in any way impair the right of Seller to use (including distribute, manufacture, marketing, license, sale or other disposition) of any Seller Right or portion thereof, or (iv) give rise to any right to bring any action for infringement of, any Seller Right or any portion thereof.

               (g) Except as set forth on Schedule 4.15, there are no royalties, honoraria, fees or other payments that would be payable by Seller to any person by reason of the ownership, use, license, sale, distribution, or disposition of any Seller Right, other than sales commissions that would be payable in the ordinary course of business

               (h) No Seller Right and no use by Seller of any Seller Right in its prior, current or contemplated business (including distribution, manufacture, marketing, license or sale), violates any rights of any third party, including (i) infringement of or misappropriation of Intellectual Property, (ii) unfair competition, (iii) defamation, (iv) contractual rights, or
(v) rights of privacy or publicity. Solely with respect to claims of infringement of a third party patent or unregistered trademark or infringement of Third Party Technology, the foregoing representations in this Section are made to the best knowledge of Seller.

               (i) To the best knowledge of Seller, no third party is violating, infringing, or misappropriating any Seller Right or contract of Seller.

               (j) Seller is not in default under or in breach or violation of, nor, is there, to the best of Seller's knowledge, any valid basis for any claim of default by Seller under, or breach or violation by Seller of, any contract, commitment or restriction relating to any Seller Right, including any Third Party License (each, an "Intellectual Property Contract"). No other party is in default under or in breach or violation of, nor, to the best of Seller's knowledge, is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Intellectual Property Contract. Each Intellectual Property Contract is valid, binding, in full force and effect, and enforceable by Seller in accordance with its terms. To the best knowledge of Seller, no party to any Intellectual Property Contract intends to cancel, withdraw, modify or amend such contract.

               (k) No shareholder or employee of Seller, nor any of their respective affiliates, has any right, title or interest in or to any Seller Right, other than rights pertaining to Third

Party Technology obtained from the third party licensor, and other than a nonexclusive right to use CAD/RMS Products pursuant to Seller's standard end-user license terms.

               (l) Except as set forth in Schedule 4.15: (i) no third party (including any OEM or site license customer) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the Seller Rights or any adaptations, translations, or derivative works based on the Seller Rights, or any portion thereof, other than rights pertaining to Third Party Technology obtained from the third party licensor; (ii) Seller has no agreements, contracts or commitments that provide for the manufacture, reproduction, distribution, sale, sublicensing, marketing, development, exploitation, or supply by Seller of any Seller Right or any adaptation, translation, or derivative work based on the Seller Rights, or any portion thereof or otherwise material to the continued business of Seller; (iii) Seller has not granted to any third party any exclusive rights of any kind with respect to any of the Seller Rights, including territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Seller Rights; and (iv) Seller has not granted any third party any right to market any product utilizing any Seller Right under any "private label" arrangements pursuant to which Seller is not identified as the source of such goods. Each document or instrument identified pursuant to this Section is listed in Schedule 4.15 and true and correct copies of such documents or instruments have been furnished to Buyer. Except with respect to the rights of third parties to the Third Party Technology, no third party has any right to manufacture, reproduce, distribute, sublicense, market or exploit any works or materials of which any of the Seller Rights are a derivative work.

               (m) Each CAD/RMS Product: (i) substantially complies with all specifications set forth therefor in any contract, agreement, advertisement or other promotional material for such products and with all other warranty requirements, other than bugs or fixes required or expected in the ordinary course of business as historically experienced in the Business; (ii) has been created in a professional manner considering its present stage of development; and (iii) can be recreated from its associated source code without undue burden.

               (n) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any Seller Rights, other than Third Party Technology, at any stage of their development were written, developed and created solely and exclusively by employees of Seller without the assistance of any third party or entity.

               (o) Seller has not knowingly altered its data, or any Seller Rights, in a manner that may damage data, whether stored in electronic, optical, or magnetic or other form.

               (p) Seller has furnished Buyer with true and accurate copies of all end user documentation relating to the use, maintenance or operation of each CAD/RMS Product.

               (q) Seller has not disclosed or otherwise dealt with any aspect of any Seller Rights, other than Third Party Technology, that would constitute a trade secret if not injected into the public domain or if treated as secret, in such a manner as to cause such aspect not to constitute a trade secret.

               (r) No employee of Seller is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Seller or, to Seller's best knowledge, any other party because of the nature of the business conducted by Seller or proposed to be conducted by Seller. Neither the execution or delivery of any of the foregoing agreements, nor the carrying on of Seller's business as employees by such persons, nor the conduct of Seller's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated; provided that, solely as the foregoing representation relates to any agreement between an employee and any party other than Seller, such representation is limited to Seller's best knowledge.

               (s) No product liability or warranty claims have been communicated to or threatened against Seller nor, to the best of Seller's knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

               (t) Each employee or contractor of Seller at any time engaged in the Business has executed and delivered to the Seller a proprietary information and invention assignment agreement in the form provided to the Buyer.

           4.16 OPERATIONAL RESTRICTIONS. Neither the Seller nor Subsidiary is a party to any undisclosed agreement or instrument or subject to any undisclosed charter or other corporate restriction or any undisclosed judgment, order, writ, injunction, decree, or order, which materially adversely affects, or in the future could adversely affect, the Business, or any of the Purchased Assets or the ability of Seller to transfer the Purchased Assets to Buyer pursuant to the terms of this Agreement. The Seller does not know knows of any facts, circumstances or events which result, or with the passage of time may result, in any material adverse change in the condition (financial or other), operating results, business or prospects of the Business or which might adversely affect any of the Purchased Assets.

           4.17 ILLEGAL OR IMPROPER PAYMENTS. To the best knowledge of the Seller, neither Seller, Subsidiary nor any of their respective directors, officers or employees have, in connection with the operation of the Business:
(i) made any illegal political contribution from assets; (ii) been involved in the disbursement or receipt of corporate funds outside normal internal control systems of accountability; (iii) made or received payments, whether direct or indirect, to or from government officials, employees or agents for purposes other than the satisfaction of lawful obligations, or been involved in any transaction that has or had as its intended effect the transfer of funds or assets of Seller or Subsidiary other than for the satisfaction of lawful obligations of Seller or Subsidiary; or (iv) been involved in the willfully inaccurate recording of payments and receipts on the books of Seller or Subsidiary or any other matter of a similar nature involving disbursements of funds or assets, and they are not aware of any material inaccurate recording of any payment or receipt on the books of Seller or Subsidiary.

           4.18 TITLE TO PURCHASED STOCK. Seller has, and at the Closing Seller will convey and transfer to Buyer, good, complete and marketable title to all of the Purchased Stock, free and clear of all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests. There are no outstanding options or warrants to purchase, nor any securities convertible or exercisable into, shares of capital stock of Subsidiary, nor are there any agreements, commitments or understandings, oral or written, providing for the grant of, subscriptions, options or other rights to purchase or receive, or obligating Subsidiary to issue, sell or otherwise transfer or to repurchase or redeem, any shares of capital stock of Subsidiary.

           4.19 BULK SALE NOTICES. Seller represents and warrants that the Purchased Assets will bet transferred to the Buyer free and clear of any encumbrances or transferee liability that may be imposed by the Bulk Sales Law or such similar laws.

           4.20 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller contained herein and the materials contained in the Schedules attached hereto do not contain any statement of a material fact that was untrue when made nor, to the best knowledge of Seller, do they omit any material fact necessary to make the information contained therein not misleading. For purposes of this Section 4, wherever there is a reference to "knowledge" or "best knowledge" of Seller, Seller will be charged with knowledge of facts, circumstances, conditions, occurrences and events known to any of the individuals named on Schedule 4.20 attached hereto. Information in any one Schedule delivered pursuant hereto need not be repeated in any other Schedule; provided, that an appropriate specific cross-reference is made in the other Schedule to such information contained elsewhere in the Schedules.

        5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to the Seller, as of the date hereof and again as of the Closing Date, as follows:

           5.1 ORGANIZATION AND RELATED MATTERS. a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and authority to carry on its business as now being conducted and to execute and deliver Agreement and the Related Agreements and each of the agreements referenced herein to which Buyer is a party.

           5.2 NECESSARY ACTIONS; BINDING EFFECT. Prior to the Closing Date, Buyer will have taken all corporate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Agreement and the Related Agreements to which a party. This Agreement and the Related Agreements constitutes, and upon their execution and delivery each of the Related Agreements will constitute, valid obligations of Buyer that are legally binding on and enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, and (ii) general principles of equity relating to the availability of equitable remedies.

           5.3 NO CONFLICTS. Neither the execution and delivery, nor the performance of, this Agreement or the Related Agreements by Buyer will result in any of the following: (i) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of the Articles of Incorporation or Bylaws of Buyer; or (ii) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which Buyer is a party or by which any of its properties are bound or a violation of any laws or regulations applicable to Buyer, where the violation would have a material adverse effect on Buyer.

        6. CONDUCT OF BUSINESS PENDING THE CLOSING. Between the date hereof and the Closing, and except as otherwise consented to by Buyer in writing, or permitted pursuant to Section 7 below, Seller covenants as follows:

           6.1 FULL ACCESS. Subject to the provisions of Section 14 below, Seller shall afford to Buyer, its counsel, accountants, lenders and investors (and their respective accounting and legal and other authorized representatives), upon reasonable prior notice by Buyer of the identity of such representatives, full access during normal business hours to all properties, personnel and information of Seller involved with the Business, including, without limitation, financial statements and records, leases and agreements and tax returns of Seller, to determine that the purchase of the Purchased Assets can be consummated in accordance with applicable statutes and regulations, to verify the accuracy of the representations and warranties made herein and to fully investigate the affairs of the Business as fully as Buyer may desire. Seller shall furnish to Buyer and its representatives such information and data concerning the Purchased Assets and the operation of Business as Buyer or any such representative shall reasonably request.

           6.2 CONDUCT OF SELLER'S BUSINESS. Unless Buyer gives its prior written consent for actions to be taken to the contrary, from the date of execution of this Agreement and until the Closing or termination of this Agreement, whichever first occurs, Seller shall:

               (a) OPERATION OF BUSINESS. Operate and conduct the Business diligently and only in the ordinary course of business consistent with past practices. Seller shall not: (i) incur any new indebtedness on behalf of the Business; (ii) increase the compensation or benefits of any employee, independent contractor or agent of the Business, or adopt or amend any commission plan or arrangement or any employee benefit plan or arrangement of any type, affecting any employee, independent contractor or agent of the Business, which results or may result in an increase in costs or liabilities thereunder above those existing on the date hereof; or (iii) lend or advance any sum or extend credit to any employee, director or shareholder of the Business or any of their respective affiliates;

               (b) VENDORS. Use commercially reasonable efforts to retain the services of all vendors, suppliers, manufacturers, agents and consultants used in the Business, commensurate with the requirements of the Business;

               (c) INSURANCE. Maintain all insurance polices set forth in
Schedule 4.9, consistent with past practices and, unless comparable insurance is substituted therefor, not take any action to terminate or modify, nor permit the lapse or termination of, the present insurance policies and coverages of Seller as set forth in Schedule 4.9 hereto;

               (d) LAWSUITS, CLAIMS. Promptly notify Buyer of, and diligently defend against, all lawsuits, claims, proceedings or investigations that are, or which any officers of the Seller, as a result of events or circumstances actually known to them, has reason to believe may be, threatened, brought, asserted or commenced against Seller or any of its shareholders, officers or directors, involving or affecting in any way the Business, any of the Purchased Assets or the transactions contemplated hereby; and not settle any action or proceeding which would materially adversely affect the Business or any of the Purchased Assets or the consummation of the transactions contemplated hereby; and not release, settle, compromise or relinquish any claims, causes of action or rights of the Business involving more than $5,000 individually or $15,000 in the aggregate which

Seller may have against any other persons;

               (e) CERTAIN CHANGES. Not sell or otherwise dispose, or enter into any agreement for the sale, of any of the Purchased Assets, except for sales of inventory and obsolete equipment in the ordinary course of business and consistent with past practices, and not permit or allow, or enter into any agreements providing for or permitting, any of the Purchased Assets to be subjected to any mortgage, security interest, pledge, option, lien, charge or encumbrance ;

               (f) CONDITION OF ASSETS. Maintain in good working order and condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all of the Purchased Assets;

               (g) AGREEMENTS AND COMMITMENTS. Observe and perform, in all material respects, all terms, conditions, covenants and obligations contained in all existing agreements between Seller and third parties the violation of which would have, individually or in the aggregate, a material adverse effect on the Business or any of the Purchased Assets; not take any action which would cause a breach or violation of or default under any material agreement, lease, contract, or other written instrument, commitment or arrangement, or under any License or Permit, judgment, writ or order, applicable to or affecting the Business or any of the Purchased Assets, and promptly notify Buyer in writing of the occurrence of any such breach or default; and not enter into any transaction with any shareholder, director or officer or any person or entity related to or affiliated with any Selling Party;

               (h) CONSENTS; COMPLIANCE WITH LAWS. Use its best efforts to obtain and maintain all consents, assignments or approvals of, and Licenses and Permits granted by, governmental authorities and agencies and other third parties, in form and substance reasonably satisfactory to Buyer, the absence or loss of which would have a material adverse effect on the Business or any of the Purchased Assets either prior to or following the Closing; and not take any action which would result in a violation of or the noncompliance with any laws, regulations, consents or approvals applicable to the Business or any of the Purchased Assets, where such violation or noncompliance could have a material adverse effect on the Business or any of the Purchased Assets, or result in the incurrence of any material liability against the Business or any of the Purchased Assets or in the revocation, modification or loss of any License or Permit or other right needed for the operation of the Business as presently conducted by Seller;

               (i) TAXES. Pay all federal, state, local and foreign taxes assessed against Seller, the Business or any of the Purchased Assets, when due, and in any event prior to the imposition or assessment of any liens against the Business or any of the Purchased Assets, unless Seller is contesting such taxes or the imposition of any such liens in good faith, it being understood that not assuming any liability for such taxes and that Seller shall cause any such liens to be removed prior to the Closing;

               (j) CORPORATE MATTERS. No change or amendment shall be made in the Articles of Incorporation, Bylaws or other governing instruments of Seller or in the ownership of the outstanding capital stock or other equity interests of Seller in a manner which could interfere with the consummation of the transactions contemplated by this Agreement, nor shall Seller terminate or modify, or take any actions which it has reason to believe would result in termination or modification of, any of the material agreements, contracts, leases, licenses or rights included in the Purchased Assets;

               (k) LIABILITIES AND EXPENSES. Not create or incur (whether as principal, surety or otherwise) any actual or contingent liabilities or expenses of the Business other than liabilities and expenses incurred in the ordinary course of business consistent with past practices.

           6.3 FURNISHING OF CERTAIN INFORMATION. If requested by Buyer, Seller
(i) shall make, or cause to be made, available to Buyer true, correct and complete copies of the historical financial statements of the Business for any periods prior to the Closing Date and such other information concerning Seller or the Business as Buyer may request; (ii) shall permit Buyer's independent public accountants to have access to the books and records of the Business so that any unaudited historical financial statements and other financial information of the Business and Subsidiary, if any, can be reviewed or audited; and (iii) shall permit such financial statements and other information concerning the Business to be disclosed in any public filing by Buyer under or pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended ("Securities Filings"). In addition, the Seller shall use commercially reasonable efforts to cause Seller's independent public accountants to provide such information and assistance, including the execution and delivery of opinions and consents with respect to the historical financial statements of the Business, as may be required by Buyer for inclusion in any such Securities Filings, and the reasonable out-of-pocket expenses of the Seller and such accountants in connection therewith shall be paid by Buyer, provided the incurring of such expenses has been approved in advance and in writing by Buyer. Disclosure of such financial statements and information furnished hereunder in any Securities Filing shall not constitute a breach or violation of the confidentiality provisions of Section 14 of this Agreement.

        7. OBLIGATIONS PENDING AND FOLLOWING THE CLOSING.

           7.1 TERMINATION OF SECURITY INTERESTS AND LIENS. At no cost or expense to Buyer, Seller shall cause, as of the Closing Date, all security interests, liens, claims, encumbrances and adverse interests to which any of the Purchased Assets are subject (other than those securing any of the Assumed Obligations) to be terminated and all indebtedness or obligations secured thereby (other than the Assumed Obligations) to be paid.

           7.2 CONSENTS. Except as may otherwise be agreed by the parties, each party to this Agreement shall use commercially reasonable efforts to obtain or cause to be obtained at the earliest practicable date, all consents, approvals and Licenses and Permits, if any, which such party requires to permit it to consummate the transactions contemplated hereby without violating any agreement, contract, instrument or applicable law or regulation or any License or Permit to which it is a party or to which it or its assets are subject. The parties hereto shall cooperate with each other in their efforts to obtain all such consents, approvals and Licenses and Permits.

           7.3 FURTHER ASSURANCES. Each party hereto shall execute and deliver, both before and after the Closing, such instruments and take such other actions as the other party or parties, as the case may be, may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

           7.4 NOTICE OF BREACH. Each party to this Agreement will notify the other parties of the occurrence of any event, or the failure of any event to occur, that results in or constitutes a breach by it of any representation or warranty or a failure by it to comply with or fulfill any covenant, condition or agreement contained herein, within two (2) business days after learning of such breach or failure.

           7.5 EXCLUSIVITY/OTHER OFFERS. Unless and until this Agreement has been terminated in accordance with Section 12 below, the Seller or its respective representatives, agents, officers, directors, shareholders, partners or employees, will not solicit or accept offers from, provide information or assistance to, or negotiate or enter into any agreement or understanding (written or oral) with, any other person or entity regarding (i) the sale, merger or reorganization of Seller, where such transaction does not contemplate the earlier consummation of the transactions set forth in this Agreement; (ii) the sale or other disposition of, or the granting of any security interest, lien or encumbrance on, any of the Purchased Assets; or (iii) any other transaction which would cause or result in any change, other than of an immaterial nature, in or adversely affect the Business or any of the Purchased Assets or otherwise interfere with the consummation of the transactions contemplated herein.

           7.6 EMPLOYEES.

               (a) Seller hereby authorizes Buyer to offer employment to any or all of its employees associated with the Business, conditioned on the consummation of the sale of the Purchased Assets pursuant hereto; and waives any rights Seller may have to prohibit such employees from being employed by Buyer;

               (b) Seller will use its best efforts to retain all current employees of the CAD/RMS division during the transition period, including resolution of stock option issues;

               (c) Seller will not solicit any current employees of the CAD/RMS division who are offered employment by Buyer for a period of one year after the Closing Date, without the prior written consent of Buyer; and

               (d) Buyer shall offer employment to each of the employees of the Business listed on Schedule 7.6 hereto.


           7.7 TAXES. Seller shall pay all taxes (other than income taxes of Buyer) of any kind or nature arising from (i) the conduct of Seller's business or operations, whether prior to or after the Closing Date, and (ii) the consummation of the transactions contemplated hereby, including, without limitation, all sales, use or similar taxes, if any, that may arise from or be assessed by reason of the sale of the Purchased Assets by Seller to Buyer. If any taxes required under this Section 7.7 to be borne by Seller are assessed against Buyer, Buyer shall notify Seller in writing promptly thereafter and Seller shall be entitled to contest, in good faith, such assessment or charge. Notwithstanding the foregoing, Buyer may, but shall not be obligated to, pay any such taxes assessed against it but payable by Seller pursuant hereto, if Buyer's failure to do so, in the reasonable judgment of Buyer, could result in the imposition of a lien or attachment on any of the Purchased Assets or any other assets of Buyer or would constitute a violation of any agreement to which Buyer is subject, or if Seller fails to contest such assessment or charge in good faith. In the event Buyer pays any taxes which pursuant hereto are required to be borne by Seller, Buyer shall be entitled to reimbursement thereof from Seller, on demand.

           7.8 SCHEDULE OF ACCOUNTS RECEIVABLE. At the Closing, Seller shall deliver or cause to be delivered to Buyer a detailed schedule of all unpaid accounts receivable of Seller as of the close of business on June 30, 1997. This schedule shall set forth all of the accounts receivable of Seller outstanding as of the end of such day, together with an aging thereof setting forth the amounts due in respect of such receivables in 30-day aging categories up to 180 days. The Seller represents and warrants that the schedule to be delivered pursuant to this Section 7.8 shall be a true, correct and accurate representation of the facts set forth in such schedule.

           7.9 ACCOUNTS AND NOTES RECEIVABLE COLLECTIONS. In the event the Seller receives any payment after the Closing of or in respect of any accounts or notes receivable included in the Purchased Assets, such Selling Party shall promptly deliver such payment to Buyer, after subtracting from the amount of such payment any amounts paid by Seller on behalf of Buyer in payment of accounts payable of the Business following July 1, 1997. The Seller further agrees to cooperate with Buyer in notifying account obligors of the transfer of such accounts and notes receivable and instructing them to make all payments in respect thereof following the Closing to Buyer.

           7.10 SUBLEASE OF SCC FACILITY. SCC will permit the Buyer to conduct the Business from the existing premises occupied by the Business (the "Business Premises") through October 31, 1997 at a rental rate not to exceed $20,000 per month (prorated for partial months), plus expenses such as phone charges and other similar items, which shall be billed separately by Seller, without mark-up. Buyer may cause employees to vacate all or any portion of the Business Premises at any time and in one or more stages, and its rental obligation shall cease upon its full vacation of the Business premises.

           7.11 MAPPING SERVICES AND SOFTWARE LICENSE AGREEMENT. As soon as practicable following the Closing, Buyer and Seller shall negotiate in good faith and shall enter into a Mapping Services and Software License Agreement, which shall reflect the terms set forth in EXHIBIT D, among others (the "Service Agreement").

           7.12 9-1-1/CAD INTEGRATION AGREEMENT. As soon as practicable following the Closing, Buyer and Seller shall negotiate in good faith and shall enter into a 9-1-1 XA/CAD Integration Agreement, which shall reflect the terms set forth in EXHIBIT E, among others (the "Integration Agreement").

        8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations and warranties set forth in this Agreement or in any certificates delivered pursuant hereto, as the same have been modified by the information contained in the Schedules to this Agreement delivered on the date hereof by Seller to Buyer, or by Buyer to Seller, and all covenants which by their terms require performance or compliance following the Closing, shall remain in full force and effect and shall survive the Closing until (i) in the case of the representations and warranties, the expiration of the periods following the Closing Date applicable to such representations and warranties as set forth in Section 13(d) hereof, regardless of any investigation or verification by any party hereto or by anyone or on behalf of any party hereto, and (ii) in the case of any such covenants, until they have been fully performed and no further performance is required with respect thereto pursuant to this Agreement, unless the party for whose benefit such covenant, representation or warranty was made waives the same in writing.

        9. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or the waiver in writing by Buyer, at or before the Closing, of all the conditions set out below in this Section 9.

           9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES/COMPLIANCE WITH COVENANTS. All of the representations and warranties of Seller contained in this Agreement and the Schedules hereto, were true and correct when made and remain true and correct as of the Closing Date. The Seller shall, in all material respects, have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to have been performed or complied with by any or all of them on or before the Closing Date.

           9.2 NO MATERIAL ADVERSE CHANGES. Subsequent to June 30, 1997 there shall not have occurred nor shall there exist (i) any material adverse change in the financial condition, properties, assets, business or operating results or prospects of the Business from that reflected in the June 30, 1997 Balance Sheet, except for changes disclosed in this Agreement or in the Schedules hereto delivered with this Agreement on the date hereof; (ii) any material breach or default by any party thereto of any of the Assumed Contracts or Assumed Liabilities or any other material contracts or agreements relating to or affecting any of the Purchased Assets or the Business, the existence of which breach or default is not disclosed in this Agreement or in the Schedules delivered with this Agreement on the date hereof; (iii) any damage or loss, whether or not insured, to any of the Purchased Assets; or (iv) any other event or condition or state of facts of any character which could reasonably be expected to materially adversely affect the Business or any of the Purchased Assets.

           9.3 ABSENCE OF LITIGATION. No action, suit, investigation or other proceeding before any court or by any governmental body or other authority, whether brought against the Seller or Buyer, shall have been instituted or threatened, seeking to prevent the consummation of the transactions contemplated by this Agreement, and no such litigation shall have been threatened nor shall there be in effect any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement nor any proceedings pending with respect thereto. There shall be no pending or threatened litigation, or asserted or unasserted claims, assessments, or other loss contingencies, materially and adversely affecting the Business or any of the Purchased Assets, other than as disclosed in the Schedules delivered pursuant hereto as of the date of this Agreement.

           9.4 CERTIFICATES. Buyer shall have received the following:

               (a) Certificates of Good Standing, as of a recent date, from the Delaware and Colorado Secretaries of State , indicating that Seller is not delinquent in the payment of income, franchise, sales or other state taxes or the filing of any tax returns;

               (b) A certificate signed by Seller, dated as of the Closing Date, certifying that (i) all representations and warranties of the Seller were true and correct in all material respects when made and remain true and correct in all material respects as of the Closing Date; (ii) all of the respective covenants, agreements, obligations and conditions of the Seller required to have been performed as of or prior to the Closing have been fully performed and complied with; and (iii) all of the conditions to Buyer's obligations under this Agreement required to be satisfied by the Seller by the Closing Date have been satisfied and fulfilled; and

               (c) A certificate signed by the Secretary of Seller, and dated as of the Closing Date, as to the incumbency of each officer of Seller executing this Agreement and the other agreements being delivered pursuant hereto, and certifying the effectiveness, accuracy and completeness of the copies attached to such certificate of resolutions duly adopted by Seller's Board of Directors and all of its shareholders, as the case may be, authorizing the execution and delivery of this Agreement by Seller, and the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby.

           9.5 UCC TERMINATION STATEMENTS. Seller shall have delivered or caused to be delivered to Buyer, at or before the Closing, UCC Termination Statements and such other releases as Buyer may reasonably request, duly completed and executed by each person having any security interest, lien, claim or other encumbrances or adverse interests in or on any of the Purchased Assets which are required to be terminated pursuant to Section 7.1 above, in order to evidence the termination thereof.

           9.6 LEGAL OPINION. On the Closing Date, Seller shall have delivered or caused to be delivered to Buyer a legal opinion of Ireland, Stapleton, Pryor & Pascoe, P.C., counsel to Seller, in the form of EXHIBIT F hereto.

           9.7 OTHER CONSENTS AND APPROVALS. Receipt of all consents and approvals required for the consummation of the transactions contemplated by this Agreement and to permit Buyer in writing to acquire all of the Purchased Assets pursuant hereto, without thereby violating any laws, government regulations or agreements to which subject or is a party, in form and substance acceptable to Buyer.

           9.8 BILL OF SALE. Seller shall have executed and delivered to Buyer a Bill of Sale, in the form attached hereto as EXHIBIT A, transferring title to the Purchased Assets to Buyer.

           9.9 ASSIGNMENT AND ASSUMPTION AGREEMENT. Seller shall have executed and delivered to Buyer an Assignment and Assumption Agreement in the form of EXHIBIT B hereto with Buyer (the "Assignment Agreement"), pursuant to which Seller shall assign, and Buyer shall assume, all of the Assumed Obligations.

           9.10 OTHER DOCUMENTS. Seller shall have delivered to Buyer all instruments, consents, deeds, assignments and other documents called for in this Agreement, including, without limitation, assignments and certificates of title for any and all vehicles included in the Purchased Assets, properly executed and acknowledged for transfer, and such other documents and instruments as Buyer or its counsel reasonably requests to better evidence or effectuate the transactions contemplated hereby.

           9.11 NON-COMPETITION AGREEMENT. The Seller shall have executed and delivered to the Buyer a Non-Competition Agreement substantially in the form attached hereto as EXHIBIT C.

        10. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, or the waiver by Seller, at or before the Closing, of each of the following conditions:

           10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES/COMPLIANCE WITH COVENANTS. All of the representations and warranties of Buyer contained in this Agreement and in the Schedules hereto were true and correct when made and remain true and correct as of the Closing Date. Buyer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

           10.2 ABSENCE OF LITIGATION. No action, suit, investigation or other proceeding before any court or by any governmental body or other authority, whether brought against the Seller or Buyer, shall have been instituted or threatened, seeking to prevent the consummation of the transactions contemplated by this Agreement, and no such litigation shall have been threatened nor shall there be in effect any order restraining or prohibiting the consummation of the transactions contemplated by this Agreement nor any proceedings pending with respect thereto.

           10.3 CERTIFICATES. Seller shall have received the following:

               (a) Good Standing Certificates of Buyer, as of a recent date, from the Delaware and California Secretaries of State;

               (b) A certificate signed by the President or Chief Financial Officer of Buyer, dated as of the Closing Date, certifying that (i) all representations and warranties of Buyer were true and correct when made and remain, in all material respects, true and correct as of the Closing; (ii) all of the respective covenants, agreements, obligations and conditions of Buyer required to have been performed by Buyer as of or prior to the Closing have been fully performed and complied with; and (iii) all of the conditions to Seller's obligations under this Agreement and the Related Agreements required to be satisfied by the Closing Date by Buyer have been satisfied and fulfilled; and

               (c) A certificate signed by the Secretary of Buyer, dated as of the Closing Date, as to the incumbency of each officer of Buyer that has executed this Agreement or the Related Agreements being delivered pursuant hereto, and certifying the effectiveness, accuracy and completeness of the copies attached to such certificate of resolutions duly adopted by the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby.

           10.4 OTHER DOCUMENTS. Buyer shall have delivered to Seller all instruments, consents, deeds, assignments and other documents called for in this Agreement and the Related Agreements.

           10.5 ASSIGNMENT AND ASSUMPTION AGREEMENT. Buyer shall have executed and delivered to Seller an Assignment and Assumption Agreement in the form of EXHIBIT B hereto with Buyer (the "Assignment Agreement"), pursuant to which Seller shall assign, and Buyer shall assume, all of the Assumed Obligations.

        11. CLOSING.

           11.1 TIME, DATE AND PLACE OF CLOSING. The closing of the sale and purchase of the Purchased Assets contemplated by this Agreement (the "Closing") shall take place at the offices of Stradling, Yocca, Carlson & Rauth, in Newport Beach, California at 1:00 P.M., on July 18, 1997, or at such other location or time or on such other date as the parties may agree to in writing (the "Closing Date").

           11.2 SELLER'S OBLIGATIONS AT CLOSING. Subject to the satisfaction, or Seller's waiver, of the conditions precedent contained in Section 9 hereof, at the Closing, the Seller shall deliver, or cause to be delivered to Buyer, the following documents and instruments, in form and substance satisfactory to Buyer and its counsel:

               (a) Each of the certificates, opinions and other documents and instruments required to be delivered by the Seller to satisfy the conditions set forth in Section 10 above;

               (b) The UCC Termination Statements, and such instruments and other documents as Buyer may request, from all persons holding security interests, liens, claims or encumbrances or any other adverse interests on any of the Purchased Assets, terminating and discharging all of such security interests, liens, claims, encumbrances and adverse interests;

               (c) All checks and other negotiable instruments in the possession of Seller evidencing or constituting payment of any accounts or notes receivable included in the Purchased Assets, endorsed for payment to Buyer; and

               (d) Such other documents and instruments as Buyer or Buyer's counsel may reasonably request to better evidence or effectuate the transactions contemplated hereby.

           11.3 OBLIGATIONS OF BUYER AT THE CLOSING. Subject to the satisfaction, or Buyer's written waiver, of the conditions precedent contained in Section 9 hereof, at the Closing, Buyer shall do the following:

               (a) Buyer shall deliver each of the certificates and other documents and instruments required to be delivered by Buyer to Seller pursuant to Section 10 above; and

               (b) Buyer shall deliver such other documents and instruments as Seller or Seller's counsel may reasonably request to better evidence or effectuate the transactions contemplated hereby.

        12. TERMINATION.

           12.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time, without liability to the terminating party:

               (a) By mutual written consent of Buyer and Seller; or

               (b) By either Buyer or Seller, if the Closing has not occurred by August ___, 1997; provided, that the party so terminating is not in breach of any of its material obligations under this Agreement.

           12.2 PROCEDURE UPON TERMINATION. In the event of termination of this Agreement by Buyer or Seller or by both Buyer and Seller pursuant to Section
12.1 hereof, written notice thereof shall forthwith be given to the other party or parties hereto and the transactions contemplated herein shall be abandoned without further action by Buyer or the Seller. In addition, if this Agreement is terminated as provided herein:

               (a) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               (b) The confidentiality of all information of a confidential nature received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall be maintained in accordance with Section 14 hereof which shall survive termination of this Agreement; and

               (c) Except as hereinabove provided in this Section 12.2, the respective obligations of the parties hereto under this Agreement shall terminate; provided, that if any party hereto has breached any of its material obligations or representations or warranties under this Agreement prior to the termination of this Agreement, termination of this Agreement shall not release such party from liability therefor to the other party. For purposes this Section, the Seller shall be deemed to be a single and the same party.

        13. INDEMNIFICATION.

               (a) Seller (in the case of indemnification obligations of the Seller, Seller shall hereinafter be referred to in this Section 13 as the "Indemnifying Party") hereby agrees that it will indemnify, hold harmless and defend Buyer and its directors, officers, shareholders, employees, agents and successors and assigns (in the case of indemnification obligations of Seller, such persons shall hereinafter be referred to collectively in this Section 13 as the "Indemnified Parties") from and against any and all Liabilities (as hereinafter defined) that arise from or are in connection with: (i) any facts, circumstances or events, the existence or happening of which constitutes a breach of or inaccuracy in any of the representations or warranties of Seller contained in this Agreement or in any Exhibits or Schedules hereto or any certificates or other documents delivered hereunder by or on behalf of Seller;
(ii) any breach or default by Seller of any of its covenants or agreements contained in this Agreement; and (iii) any legal actions or proceedings that have arisen or may hereafter arise out of the business or operations of Seller, whether before or after the Closing, including, without limitation, any of the pending or threatened legal actions described in Schedule 4.13 hereto; and (iv) any and all liabilities of Seller which may be asserted by third parties against Buyer as a result of non-compliance with the Bulk Sales laws of any jurisdiction. The liability of the Seller to the Indemnified Parties pursuant to this Section 13(a) shall be limited, in the aggregate, to the Purchase Price.

               (b) Buyer (in the case of indemnification obligations of Buyer, Buyer shall hereinafter be referred to in this Section 13 as the "Indemnifying Party") hereby agrees that it will indemnify, hold harmless and defend the Seller and its directors, officers, shareholders, employees, agents and successors and assigns (in the case of indemnification obligations of Buyer, such persons shall hereinafter be referred to collectively in this Section 13 as the "Indemnified Parties") from and against any and all Liabilities that arise from or are in connection with: (i) any facts, circumstances or events, the existence or happening of which constitutes a breach of or inaccuracy in any of the representations or warranties of Buyer contained in this Agreement or in any Exhibits or Schedules hereto or any certificates or other documents delivered hereunder by or on behalf of Buyer; or (ii) any breach or default by Buyer of any of its covenants or agreements contained in this Agreement, including its agreement to assume and perform the Assumed Obligations. The liability of the Buyer to the Indemnified Parties pursuant to this Section 13(b), other than liability arising out of Buyer's failure to perform the Assumed Obligations (which shall be limited to the amounts set forth on Schedule 1.3 plus any legal fees and expenses payable pursuant to subsection (d) below) shall be limited, in the aggregate, to $100,000.

               (c) "Liabilities," as used in this Agreement, shall mean: (i) demands, claims, actions, suits, and legal or other proceedings brought against any "Indemnified Party" (as hereinafter defined), and any judgments rendered therein or settlements thereof, and (ii) all liabilities, damages, losses, taxes, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by any Indemnified Party, whether or not they have arisen from or were incurred in or as a result of any demand, claim, action, suit, assessment or other proceeding or any settlement or judgment, and whether sustained before or after the Closing Date.

               (d) No claim for indemnification under this Section 13 may be made by an Indemnified Party (i) until the aggregate amount of such claims exceeds $25,000, or (ii) more than eighteen (18) months after the Closing Date; provided, that any claim by an Indemnified Party for indemnification relating to any taxes or tax returns or reports may be made at any time within the statute of limitations relating to such taxes or tax returns or reports. To be effective, any claim for indemnification under this Section 13 by an Indemnified Party must be made by a written notice (a "Notice of Claim") to the Indemnifying Party, given in accordance with the provisions of Section 16 hereof, accompanied by documentation supporting the claim; provided, however, that if the Indemnified Party has made such claim prior to such expiration date, such Indemnified Party shall be entitled to recover the full amount of the Liabilities incurred by it even if that amount is not finally determined until after such expiration date. In the event of the assertion, in writing, of a third-party claim or dispute which, if adversely determined would entitle an Indemnified Party to indemnification hereunder, the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing. The Indemnifying Party may elect, by written notice to the Indemnified Party, to assume and direct, at their sole expense, the defense of any such third-party claim, and may, at their sole expense, retain counsel in connection therewith, provided that such counsel is reasonably acceptable to the Indemnified Party. After the assumption of such defense by the Indemnifying Party with counsel reasonably acceptable to the Indemnified Party, and for so long as the Indemnifying Party conduct such defense on a diligent and timely basis, the Indemnifying Party shall not be responsible for the payment of legal fees incurred thereafter by the Indemnified Party (who may, however, continue to participate in the defense thereof with separate counsel); provided, that, the Indemnifying Party shall be responsible for paying the fees and expenses of one separate counsel for the Indemnified Party if the Indemnifying Party and the Indemnified Party have conflicting positions with respect to such third-party claim or dispute or if the Indemnifying Party, on the one hand, or the

Indemnified Party, on the other hand, have defenses not available to the other. If the Indemnifying Party fail to and until the Indemnifying Party undertake the defense of any such third-party claim or dispute, or if the Indemnifying Party discontinue the diligent and timely conduct thereof, the Indemnified Party may undertake such defense and the Indemnifying Party shall be responsible for reimbursing the Indemnified Party for its legal fees and expenses as and when incurred by the Indemnified Party. No Indemnifying Party hereto may settle or compromise any such third-party claim or dispute without the prior written consent of the Indemnified Parties hereto, which consent shall not be unreasonably withheld.

               (e) Upon receipt of a Notice of Claim, the Indemnifying Party shall have fifteen (15) calendar days to contest their indemnification obligation with respect to such claim, or the amount thereof, by written notice to the Indemnified Party (a "Contest Notice"); provided, however, that if, at the time a Notice of Claim is submitted to the Indemnifying Party the amount of the Liability in respect thereof has not yet been determined, such fifteen (15) day period shall not commence until a further written notice (a "Notice of Liability") has been sent or delivered by the Indemnified Party to the Indemnifying Party setting forth the amount of the Liability incurred by the Indemnified Party that was the subject of the earlier Notice of Claim. Such Contest Notice shall specify the reasons or bases for the objection of the Indemnifying Party to the claim, and if the objection relates to the amount of the Liability asserted, the amount, if any, which the Indemnifying Party believe is due the Indemnified Party. If no such Contest Notice is given with such 15-day period, the obligation of the Indemnifying Party to pay to the Indemnified Party the amount of the Liability set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the Indemnifying Party. If, on the other hand, the Indemnifying Party contest a Notice of Claim or Notice of Liability (as the case may be) within such 15-day period, the Indemnified Party and the Indemnifying Party shall thereafter attempt in good faith to resolve their dispute by agreement. If they are unable to so resolve their dispute within the immediately succeeding thirty (30) days, such dispute shall be resolved by binding arbitration in Los Angeles County, California, as provided in Section 17(i) below. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Upon final determination of the amount of the Liability that is the subject of an indemnification claim (whether such determination is the result of the Indemnifying Party's acceptance of, or failure to contest, a Notice of Claim or Notice of Liability, or of a resolution of any dispute with respect thereto by agreement of the parties or binding arbitration), such amount shall be payable, in cash by the Indemnifying Party to the Indemnified Party who have been determined to be entitled thereto within five (5) days of such final determination of the amount of the Liability due by the Indemnifying Party. Any amount that becomes due hereunder and is not paid when due shall bear interest at the maximum legal rate per annum from the date due until paid.

        14. CONFIDENTIALITY. Each party acknowledges that it may have access to various items of proprietary and confidential information of the other in the course of investigations and negotiations prior to Closing. Except as otherwise provided in Section 6.3 above, each party agrees that any such confidential information received from the other party shall be kept confidential and shall not be used for any purpose other than to facilitate the arrangement of financing for and the consummation of the transactions contemplated herein. Confidential information shall include any business or other information which is specifically marked by the party claiming confidentiality as being confidential, unless such information (i) is already public knowledge, (ii) becomes public knowledge through no fault, action or inaction of the receiving party, or (iii) was known by the receiving party, or any of its directors, officers, employees, representatives, agents or advisors prior to the disclosure of such information by the disclosing party to the receiving party. No party hereto, nor its respective officers, directors, employees, accountants, attorneys, or agents shall intentionally disclose the existence or nature of, or any of the terms and conditions relating to, the transaction referred to herein, to any third person; provided, however, that such information may be disclosed in applications or requests required to be made to obtain any Licenses and Permits, approvals or consents needed to consummate the transactions contemplated herein or in any Securities Filings.

        15. EXPENSES AND BROKER'S FEES.

           15.1 EXPENSES/PRORATIONS. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in connection with the negotiation, preparation, execution, delivery and performance of its respective obligations under this Agreement and the Related Agreements.

           15.2 BROKER'S FEES. Each party represents and warrants that it has not utilized the services of, and that it does not and will not have any liability to, any broker or finder in connection with this Agreement or the transactions contemplated hereby. The Seller jointly and severally agree to indemnify and hold harmless Buyer, and Buyer agrees to hold harmless Seller, against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable as a result of, or in connection with, this Agreement or the transactions contemplated hereby by reason of any act, omission or statement of the indemnifying party.

        16. NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by a nationally recognized courier service, if sent by facsimile machine ("fax") or mailed, certified, return-receipt requested, postage prepaid:

        If to Printrak to:

                Printrak International Inc.
                1250 North Tustin Avenue
                Anaheim, CA  92807
                Attention:  Mr. Kevin P. McDonnell

                With a copy to:

                        Stradling, Yocca, Carlson & Rauth
                        660 Newport Center Drive, Suite 1600
                        Newport Beach, California 92660
                        Attention:  Bruce Feuchter, Esq.


        If to SCC to:

                SCC Communications Corp.
                6285 Lookout Road
                Boulder, Colorado 80301-3343
                Attention:  Ms. Nancy Hamilton

                With a copy to:

                        Ireland, Stapleton, Pryor & Pascoe
                        1675 Broadway, Suite 2600
                        Denver, Colorado  80202
                        Attention:  Jack Lewis, Esq.

Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax to a party, it will be deemed to have been delivered on the date the fax thereof is actually received, provided the original thereof is sent by certified or registered mail, in the manner set forth above, within twenty-four (24) hours after the fax is sent. If the notice is delivered in person or is sent by a nationally recognized courier service, it shall be deemed to have been delivered on the date received by the recipient of such notice.

        17. MISCELLANEOUS.

           17.1 BINDING EFFECT. Subject to the terms of Section 17.2 below, this Agreement shall be binding upon the heirs, executors, representatives, successors and assigns of the respective parties hereto.

           17.2 ASSIGNMENT. No party may assign this Agreement, or assign their respective rights or delegate their respective duties hereunder, without the prior written consent of the other party.

           17.3 COUNTERPARTS. This Agreement may be executed in facsimile and in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

           17.4 HEADINGS. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

           17.5 WAIVERS. Any party to this Agreement may waive any right, breach or default which it has the right to waive; provided, that such waiver will not be effective against the waiving party unless it is in writing and specifically refers to this Agreement and notice thereof is promptly given to all parties in the manner provided in Section 16 of this Agreement. No waiver will be deemed to be a waiver of any other matter, whenever occurring and whether identical, similar or dissimilar to the matter waived.

           17.6 ENTIRE AGREEMENT. This Agreement, including the Schedules, Exhibits and other documents referred to herein which form a part hereof, embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein, including, without limitation, the Letter Agreement.

           17.7 GOVERNING LAW. This Agreement is deemed to have been made in the State of California, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of California for contracts made and to be performed in that state.

           17.8 ARBITRATION. All disputes between the parties hereto shall be determined solely and exclusively by arbitration under, and in accordance with the rules then in effect of, the American Arbitration Association, or any successors thereto ("AAA"), in Los Angeles, California, unless the parties otherwise agree in writing. The parties shall, in connection with such arbitration, in addition to any discovery permitted under AAA rules, be permitted to conduct discovery in accordance with Section 1283.05 of the California Code of Civil Procedure, the provisions of which are incorporated herein by this reference. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

           17.9 SEVERABILITY. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

           IN WITNESS WHEREOF, the undersigned corporations have caused this Agreement to be executed by officers thereunto duly authorized, on the date first above stated.


                                      SELLER:

                                      SCC COMMUNICATIONS CORP.,
                                      a Delaware corporation


                                      By:  /s/ NANCY K. HAMILTON
                                           -------------------------------------

                                      Its: CFO
                                           -------------------------------------



                                      BUYER:

                                      PRINTRAK INTERNATIONAL INC., a Delaware
                                      corporation


                                      By:  /s/
                                           -------------------------------------

                                      Its: PRESIDENT AND CEO
                                           -------------------------------------

                                    EXHIBITS



         Exhibit A              Form of Bill of Sale
         Exhibit B              Form of Assignment and Assumption Agreement
         Exhibit C              Form of Non-Competition Agreement
         Exhibit D              Form of Mapping Services and Software License Agreement
         Exhibit E              Form of Demonstration Site Agreement
         Exhibit F              Form of Opinion of Counsel for the Seller
         Exhibit G              Form of Opinion of Counsel for Buyer


                                    SCHEDULES

         Schedule 1.1(a)        Tangible Assets
         Schedule 1.1(b)        Personal Property Contracts
         Schedule 1.1(d)        Intangible Property Rights
         Schedule 1.1(g)        Computer Software Programs
         Schedule 1.2           Assumed Liabilities
         Schedule 4.3A          Financial Statements
         Schedule 4.3B          Financial Statement Exceptions
         Schedule 4.4           Certain Changes
         Schedule 4.5           Exceptions to Title
         Schedule 4.5(d)        Leases
         Schedule 4.6           Contracts and Commitments
         Schedule 4.7           Labor and Employment Matters
         Schedule 4.8           Conflicts
         Schedule 4.9           Insurance Policies
         Schedule 4.11(a)       Compliance With Laws
         Schedule 4.11(b)       Permits and Licenses
         Schedule 4.12          Litigation
         Schedule 4.13          Certain Transactions
         Schedule 4.14          Environmental and Safety Matters
         Schedule 4.15          Intellectual Property Rights
         Schedule 4.16          Operational Restrictions
         Schedule 4.18          Individuals with Knowledge of Seller's Operations
         Schedule 5.3           Conflicts of Buyer


                                                                       EXHIBIT A


                              FORM OF BILL OF SALE

         This BELL OF SALE (this "Bill of Sale") is made as of July 18, 1997 by SCC COMMUNICATIONS CORP., a Delaware corporation ("Seller"), and PRINTRAK INTERNATIONAL INC., a Delaware corporation ("Buyer").

         WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement dated as of July 18, 1997 (the "Asset Purchase Agreement"), pursuant to which Seller has agreed to sell, convey, transfer and assign to Buyer all of Seller's right, title and interest in and to the Purchased Assets (as such term is defined in the Asset Purchase Agreement).

         WHEREAS, unless otherwise defined herein, capitalized terms used in this Bill of Sale shall have the meanings ascribed to them in the Asset Purchase Agreement.

         NOW, THEREFORE, BE IT KNOWN THAT:

         1. In consideration for the payments to be made by Buyer to Seller as set forth in Section 3 of the Asset Purchase Agreement, all of which has been received by Seller on the date hereof, Seller does hereby sell, transfer, assign and deliver to Buyer the Purchased Assets, free and clear of all mortgages , liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests of any kind whatsoever, except as expressly set forth in the Asset Purchase Agreement.

         2. The representations and warranties of Seller contained in Section
4.5 of the Asset Purchase Agreement with respect to the Purchased Assets, together with all limitations on such representations and warranties expressly set forth in the Asset Purchase Agreement, are incorporated herein by this reference and made a part of this Bill of Sale.

         3. Seller hereby agrees to execute and deliver such other instruments and documents as Buyer may from time to time hereafter reasonably request to further effectuate the sale, transfer, conveyance and assignment to Buyer of the Purchased Assets.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Bill of Sale to be executed by its duly authorized representative as of the day and year set forth above.

                                                "SELLER"

                                                 SCC COMMUNICATIONS CORP.,
                                                 a Delaware corporation


                                                 By:
                                                    ----------------------------
                                                 Its:
                                                     ---------------------------


                                                 `BUYER"

                                                 PRINTRAK INTERNATIONAL INC.,
                                                 a Delaware corporation

                                                 By:
                                                    ----------------------------
                                                 ITS:
                                                     ---------------------------

                                                                       EXHIBIT B



                      ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), is made as of July 18, 1997, by and between SCC COMMUNICATIONS CORP., a Delaware corporation (the 'Seller") and PRINTRAK INTERNATIONAL INC., a Delaware corporation (the 'Buyer").

         Seller and Buyer are parties to an Asset Purchase Agreement, dated July 18, 1997 (the "Purchase Agreement'). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

         1. Assignment and Assumption. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the terms and subject to the conditions of the Purchase Agreement, Seller hereby assigns, transfers and conveys to Buyer and Buyer hereby assumes and agrees to pay, perform and discharge the Assumed Obligations of Seller, to the extent not paid, performed or discharged on or before the date hereof. The Assumed Obligations consist of the following obligations and liabilities of Seller:

            (a) those liabilities, obligations and commitments specifically set forth in Schedule 1.2 of the Purchase Agreement (collectively, the "Assumed Liabilities"); and

            (b) those rights, liabilities and obligations arising from and after the Closing Date under the Assumed Contracts.

         EXCEPT FOR THE OBLIGATIONS SET FORTH ABOVE, BUYER SHALL NOT ASSUME OR DISCHARGE ANY DEBTS, OBLIGATIONS, LIABILITIES OR COMMITMENTS OF SELLER WHETHER ACCRUED NOW OR HEREAFTER, WHETHER FIXED OR CONTINGENT, AND WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY SEVERANCE, VACATION PAY OR ANY OTHER OBLIGATIONS TO EMPLOYEES OF SELLER UNLESS SUCH OBLIGATIONS ARISE EXCLUSIVELY AS A RESULT OF EMPLOYMENT OF SUCH PERSONS BY BUYER. THE ASSIGNED OBLIGATIONS SHALL NOT INCLUDE, AND SELLER COVENANTS THAT BUYER SHALL NOT BE LIABLE OR RESPONSIBLE FOR, ANY OBLIGATIONS OR LIABILITIES ARISING OUT OF ANY ACT OR OMISSION OF SELLER UNDER ANY ASSIGNED CONTRACT, REGARDLESS OF WHEN SUCH LIABILITY OR OBLIGATION IS ASSERTED. SELLER SHALL INDEMNIFY AND HOLD HARMLESS BUYER FOR AND WITH RESPECT TO ALL EXCLUDED LIABILITIES, PURSUANT TO SECTION 2 OF THE PURCHASE AGREEMENT. BUYER SHALL INDEMNIFY AND HOLD HARMLESS SELLER FOR AND WITH RESPECT TO ALL ASSUMED OBLIGATIONS, PURSUANT TO SECTION 13 OF THE PURCHASE AGREEMENT.

         2. General. This Agreement constitutes an agreement solely among the parties hereto, and is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, including any right of employment, on any person other than the parties hereto and their respective successors, assigns and legal representatives, or otherwise constitute any person a third party beneficiary under or by reason hereof. This agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument, and shall be governed by and construed in accordance with the internal laws of the State of California without reference to choice of law principles thereof.

This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.


         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed on their behalf by the undersigned, thereunto duly authorized as of the day and year first above written.

                                         SCC COMMUNICATIONS CORP.,
                                         a Delaware corporation


                                         By:
                                             -----------------------------------
                                         Its:
                                             -----------------------------------

                                         "BUYER"

                                         PRINTRAK INTERNATIONAL INC.,
                                         a Delaware corporation

                                         By:
                                             -----------------------------------
                                         Its:
                                             -----------------------------------

                                                                       EXHIBIT C



                            NON-COMPETITION AGREEMENT


         THIS NON-COMPETITION AGREEMENT (the "Agreement") is made this 18th day of July, 1997, by and between SCC COMMUNICATIONS CORP., a Delaware corporation (the "Seller'), and PRINTRAK INTERNATIONAL INC., a Delaware corporation (the 'Buyer"), with reference to the following:

         A. The Seller develops and markets computer-aided dispatch and records management software and related software directly to public safety agencies within all of the states of the United States of America and the District of Columbia (the "Business").

         B. Buyer and Seller have entered into an Asset Purchase Agreement dated as of July 18, 1997 (the "Agreement"), pursuant to which Seller will sell to Buyer all of the assets of the Business.

         C. It is a condition precedent to the obligations of Buyer under the Agreement that Seller enter into a Non-Competition Agreement in the form of this Agreement with the Buyer, including the covenant not to compete contained herein; and Seller understands and acknowledges that this Agreement is a material inducement to Buyer upon which it is relying in consummating the transactions contemplated by the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, warranties and representations contained herein, the parties hereby agree as follows:

         1. The Seller covenants, that for a period of three (3) consecutive years commencing on the date hereof, the Seller shall not directly, or indirectly through one or more other persons or entities, engage in, or have any financial or other interests in or provide assistance to any person, firm, corporation or business that engages in, any activity which is the same as or competitive with the Business, in, from, at or into (a) any of the states of the United States of America or the District of Columbia or (b) any of the countries, territories or areas of the world. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent or otherwise limit the Seller from holding, for investment purposes only, no more than one percent (1%) of any class of equity securities of a company engaged in activities that are competitive with the Business if such class of equity securities is traded on a national securities exchange or on the NASDAQ National Market System.


         2. The Seller agrees not to solicit any of the employees of the Buyer at any time during the Seller's employment with the Buyer, and for a period of one (1) year following the termination thereof.

         3. The Seller covenants that neither the Seller, nor any employee, officer, director or agent of the Seller, shall use for his, her or their benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company, other than the

Buyer, any confidential information regarding the business methods, business policies, procedures, techniques, trade secrets, software, products, customer lists or other knowledge or processes used or developed, prior to the Closing, by the Seller, or other information concerning the Business of which the Buyer or the Seller became aware prior to the Closing. The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public, or (ii) the disclosure of information required pursuant to a subpoena or other legal process; provided that the party required to disclose such information shall notify the Buyer, in writing, of the receipt of any such subpoena or other legal process requiring such disclosure immediately after receipt thereof and the Buyer shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by the Seller, or (iii) information used in Seller's NDSC business so long as such business does not compete with the Business.

         4. The Seller acknowledges that the restrictions contained in Paragraphs 1, 2 and 3, in view of the nature of the Business and the involvement of such Seller in the Business, are reasonable and necessary in order to protect the legitimate interests of the Buyer, and that any violation thereof would result in irreparable injuries to the Buyer. Therefore, the Seller acknowledges and agrees that, in the event of a violation by the Seller, of any of the restrictions contained in Paragraphs 1, 2 or 3 above, the Buyer shall be entitled to seek and obtain from any court of competent jurisdiction (and without having to join any other party in such action) temporary, preliminary and permanent injunctive relief, in addition to any other rights or remedies to which it or they may be entitled and Seller hereby consents to the issuance of such injunction or grant of such specific performance. In any action or proceeding to enforce the provisions of this Agreement, Seller expressly waives the defense that a remedy of damages will be adequate for a breach of Seller's duties under this Agreement.

         5. It is expressly agreed by the Seller that if, in any judicial proceeding, the geographic coverage of the covenant contained in Paragraph I hereof or either of the respective periods of time specified in Paragraphs I and 2 hereof should be adjudged unreasonable, then such geographic coverage or such period or periods of time, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions in Paragraph 1 and 2 to the fullest extent permitted under applicable law.

         6. The rights of Buyer and the Buyer hereunder shall inure to, and the obligations of the Seller hereunder shall be binding on, their respective heirs, representatives, successors and assigns.

         7. In the event of a controversy, claim or dispute between any of the parties hereto arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees, expenses and costs.

         8. This Agreement shall be covered by and construed in accordance with the laws of the State of California. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute on and the same instrument.

         9. Neither this Agreement, nor any of the terms or conditions of this Agreement, may be waived, amended or modified except by means of a written instrument duly executed by the parties to be charged therewith. No waiver of any provision, performance or default hereunder in any instance shall be construed as a continuing waiver of such provision, performance or default or a waiver of any other provision, performance or default or a waiver of any future performance or default.

         10. This Agreement, together with the provisions of Section 9.12 of the Agreement, contain all of the agreements of the parties with respect to, and supersede all other agreements, written or oral, between the parties relating to, the subject matter of this Agreement.


         11. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Agreement.


         THIS NON-COMPETITION AGREEMENT has been executed by the parties hereto as of the date and year first above written.




                                    "SELLER"

                                    SCC COMMUNICATIONS CORP.,
                                    a Delaware corporation


                                    By:
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    "BUYER"

                                    PRINTRAK INTERNATIONAL INC.,
                                    a Delaware corporation

                                    By:
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------

                                                     EXHIBIT D.,MAPPING SERVICES
                                ASSET PURCHASE, AGREEMENT BETWEEN.V SCC/PRINTRAK



                          EXHIBIT D - MAPPING SERVICES

SCC hereby agrees to grant to Printrak a perpetual. Non-transferable. non-exclusive right to sublicense SCC's Graphic Geofile Management, ("GGM") software to Printrak customers. The right to sublicense is restricted to Printrak customers for use with the Computer Aided Dispatch or Record Management products only and not for purposes which are competitive with SCC. Other GGM sublicense usage is subject to prior written approval from SCC. SCC also grants to Printrak a perpetual. non-transferable. non-exclusive GGM license for personal business use only, and allows Printrak to make one back-up copy for emergency usage only. These licensing rights shall be granted to Printrak on a no-cost basis.


SCC agrees to continue to offer on a subcontract basis to Printrak the following GGM services:

1.     Complete Geofile Builds
2.     Proposals for GGM Services
3.     GGM Training
4.     GGM Installation Services
5.     Pin Mapping
6.     GGM Database Updating
7.     Geofile Maintenance Services
8.     Federation Transfer

SCC shall provide these GGM services on a time and materials basis using SCC's current published labor rates effective July 1. 1997 plus or minus 5 percent not to exceed a 10 percent increase per year. SCC and Printrak reserve the option to subcontract SCC GGM Services on a mutually acceptable. firm fixed price basis. SCC proposals shall be provided on a no-cost basis to Printrak.

SCC and Printrak agree that this is a non-exclusive arrangement for GGM licensing and subcontract services. Printrak may elect to terminate this arrangement, or any part thereof, by providing 60 days prior written notice to SCC.

                                                 EXHIBIT E 9-1-IIC.4D Interface
                                   ASSET PURCHASE,AGREEMENT BETWEEN SCC/PRINTRAK



                         EXHIBIT E-9-1-1/CAD INTEGRATION

SCC is developing, in cooperation with a number of vendors. a new set of messaging APIs called 9-1-1 XA(TM). SCC agrees to give Printrak the opportunity to provide the first trial or demonstration CAD sites for the 9-1-IXA API for "ANI/ALI" reports in each of the SCC National Data Service Center service regions. In each region. SCC must also secure the concurrence of the supporting telephone company. SCC will obtain the local telephone company ("telco") support for initial trials with Printrak.

The period for support of preferential CAD 9-1 -I XA API for "ANI/ALI" trials for Printrak will terminate on March 31, 1998. Thereafter, SCC will allow other CAD vendors to use the API.

This approach will give Printrak approximately a six month market lead in the deployment of the first CAD integration with the new 9-1-IXA API. SCC reserves the right to support the 9-11 XA API for "ANI/ALI" reports concurrently with traditional CPE vendors.

                                    EXHIBIT F

                    FORM OF OPINION OF COUNSEL TO THE SELLER

Matters to be covered in the Legal Opinion to be delivered by Counsel to the
Seller:

         1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is not required to be qualified as a foreign corporation in any other state in which the failure to be so qualified would have a material adverse effect on Seller. Seller has the corporate power and authority to own and sell its properties and assets, to carry on its business as presently conducted, and to enter into the Agreement and perform its obligations thereunder.

         2. The Agreement, and the other agreements contemplated thereby to which Seller is a party (the "Seller Related Agreements"), have been duly authorized by all necessary corporate action on the part of Seller and have been duly executed and delivered by Seller. The Agreement and the Seller Related Agreements constitute the legal, valid and binding obligations of Seller enforceable against it in accordance with their terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

         3. The execution and delivery of the Agreement and the Seller Related Agreements, and the performance by Seller of its obligations thereunder, (a) will not breach or result in a violation of Seller's Articles of Incorporation or Bylaws, or any judgment, order or decree of any court or arbitrator, known to us, to which Seller is a party or is subject, and (b) will not constitute a material breach of the terms, conditions or provisions of, or constitute a default under, any contract set forth in the Schedules to the Agreement.

         4. To our knowledge, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by Seller of the Agreement and the Seller Related Agreements, other than such consents, approvals, authorizations, designations, declarations or filings as have been made or obtained on or before the date hereof.

         5. Except as disclosed in the Agreement and the Seller Related Agreements, there is, to our current actual knowledge, no action, suit or proceeding pending against any of the Selling Parties in any court or before any governmental authority or agency, or arbitration board or tribunal (a) which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the Agreement or any of the Seller Related Agreements, or any of the transactions contemplated thereby, or (b) which, if adversely determined, could have a material adverse effect on Seller or its business or properties.

         6. Such other matters as counsel for Buyer may reasonably request.

                                                                 SCHEDULE 1.1(a)

                                 SUMMARY SHEET

                                                      Fixed Asset Summary
                                        Cost          Accumulated          Net Book
                                                      Depreciation         Value

Preliminary List                        477,122           103,292           373,829
Add'l cost info to original list         17,771             5,821            11,950
Preliminary value of add'l
  equipment list                         57,252            15,969            41,283
Current Estimate Net Book Value         552,145           125,083           427,063
Add'l Adjustments                        (30843)           (13639)           (17204)
Subtotal                                521,302           111,444           409,859

                                 SUMMARY SHEET

                                                      Fixed Asset Summary
                                        Cost          Accumulated          Net Book
                                                      Depreciation         Value

Preliminary List                        477,122           103,292           373,829
Add'l cost info to original list         17,771             5,821            11,950
Preliminary value of add'l
 equipment list                          57,252            15,969            41,283
Current Estimate Net Book Value         552,145           125,083           427,063
Add'l Adjustments                        (30843)           (13639)           (17204)
Subtotal                                521,302           111,444           409,859

                               CAD PRELIMINARY INVENTORY LISTING
                               ---------------------------------
FINAL GIVEN TO B WHITE                                                                 as of 6/21/97
----------------------                                                                 -------------
                                                                                       purchase     purchase      dep          net
asset description              dep#  tag#  asset description               a     a     date         cost          taken        book
-----------------              ----  ----  -----------------                           --------     --------      -----        ----
6521 TANDEM + MONITO TERMINAL   365        6521 TANDEM + MONITO TERMINAL                                                        0.00
6521 TANDEM + MONITO TERMINAL   365  1787  6521 TANDEM + MONITO TERMINAL                                                        0.00
6521 TANDEM + MONITO TERMINAL        1107  6521 TANDEM + MONITO TERMINAL                                                        0.00
6521 TANDEM + MONITO TERMINAL   333        6521 TANDEM + MONITO TERMINAL                                                        0.00
A OPEN                          333  2062  HAL                                           Jun-96     1,401.76      256.89    1,144.77
A OPEN                          333  2160  ZENA                                          Jun-96     1,401.76      256.89    1,144.77
A OPEN                          333  2158  XAVIER                                        Jun-96     1,401.76      256.89    1,144.77
A OPEN                          333  2159  WALTER                                        Jun-96     1,401.76      256.89    1,144.77
A OPEN                          333  2110  A OPEN                                        Jul-96     1,401.76      256.89    1,144.77
A OPEN                          333  2376  A OPEN                                        Jul-96     1,401.76      256.89    1,144.77
A OPEN                          340  2350  A OPEN                                        Jul-96     1,401.76      256.89    1,144.77
A OPEN                          355  2168  A OPEN                                        Jul-96     1,401.76      256.89    1,144.77
ABTRION AMP METER               333
ACCURA 288 V.34 + FAX           315        ACCURA 288 V.34 +FAX                          Oct-96       143.16       31.61      111.35
ACCURA 288 V.34 + FAX           315        ACCURA 288 V.34 + FAX                         Oct-96       143.16       31.61      111.35
ALR SOL SERVER                  315        ALR SOL SERVER                                                                       0.00
ALR TOWER WITH DISC             333        ALR TOWER WITH DISC                                                                  0.00
ASCENTIA 9ION LAPTOP AST        400        ASCENTIA 9ION LAPTOP AST                      Mar-94     6,530.00     4,135.67   2,394.33
AST 4/66D COMPUTER              365  2229  AST 4/66D COMPUTER                            Jan-95     2,269.00     1,096.68   1,172.32
AST BRAVO COMPUTER              333  1897  AST BRAVO COMPUTER                            Jan-95     2,269.00     1,096.68   1,172.32
AST BRAVO COMPUTER              360  2074  AST BRAVO COMPUTER                            Jan-95     2,269.00     1,096.68   1,172.32
AST PREMIER 100 COMPUTER             2113  AST PREMIER 100 COMPUTER                                                             0.00
AST VISION 20 MONITO            360  2073  AST VISION 20 MONITO                                                                 0.00
AST VISION 7L MONITO            315  2088  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            315  2021  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            315  2033  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            315  2035  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            318  2321  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            318  2334  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            318  2114  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            318  2366  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            335  1916  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            340  2116  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            340  2030  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            356  2105  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            360  2075  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            360  2078  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            365  1961  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            365  2231  AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            830        AST VISION 7L-MONITO                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            333  2306  GEORGINE                                      1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            333  2025  QUINCY                                        1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            333  2313  FRED                                          1/1/95       738.00       356.70     381.30
AST VISION 7L MONITO            333  2314  IRENE                                         1/1/95       738.00       365.70     372.30




                                 INVENTORY LIST

AST VISION 7L MONITO                    340  2117 AST VISION 7L MONITO                     1/1/95     738.00     356.70       381.30
AST VISION 7L MONITO                    350  2029 AST VISION 7L MONITO                     1/1/95     738.00     356.70       381.30
AST VISION 7L MONITO                    350  2227 AST VISION 7L MONITO                     1/1/95     738.00     356.70       381.30
                                        400       best buy computer monitor solberg        Sep-96     420.79      95.29       333.50
                                        400       best buy fax/copier/scanner solberg      7/1/96     732.48     203.47       529.01
                                        400       best buy printer solberg                 Jul-96     443.49     123.19       320.30
                                        400       best buy zip drive & ink cart solberg    Sep-96     382.48      85.00       297.48
CANNON BUBBLE JET PRINTER BJ30          318       CANNON BUBBLE JET PRINTER BJ30                                                0.00
CODEX MOTOROLA 3260                     318       CODEX MOTOROLA 3260                                                           0.00
COLOR DISPLAY MONITO (92)               365  1495 COLOR DISPLAY MONITO (92)                                                     0.00
COLOR DISPLAY MONITO (92)               365  1807 COLOR DISPLAY MONITO (92)                                                     0.00
COMPACT DISC STAND ALONE                321       COMPACT DISC STAND ALONE                                                      0.00
DATA STORAGE 386-SX                     360  1408 DATA STORAGE 386-SX                                                           0.00
DATA STORAGE 486/66                     365  1654 DATA STORAGE 486/66                      Mar-94     840.00     840.00         0.00
DATA STORAGE MONITO OLD                 333  1619 DATA STORAGE MONITO OLD                                                       0.00
DATA STORAGE P575 NEC                   316       DATA STORAGE P575 NEC                    Sep-96   1,004.00     223.11       760.89
DATA STORAGE P575 NEC                   318       DATA STORAGE P575 NEC                    Sep-96   1,004.00     223.11       780.89
DATA STORAGE P575 NEC                   333  1678 DATA STORAGE P575 NEC                    Sep-96   1,004.00     223.11       780.89
                                        335  2586 DELL LATITUDE LAPTOP                     May-97   4,153.67     115.38     4,038.29
                                        400       DELL LATITUDE LAPTOP                     May-97   4,153.67     115.38     4,038.29
DELL LATITUDE LAPTOP                    400  2567 DELL LATITUDE LAPTOP                     May-97   4,153.67     115.38     4,038.29
                                        400       DELL LATITUDE LAPTOP                     May-97   3,608.00     100.17     3,505.83
                                        335  2550 DELL XPI LAPTOP                          Apr-96   4,624.04   1,001.88     3,622.16
                                        335       DELL XPI LAPTOP                          Apr-96   4,624.04   1,001.88     3,622.16
                                        335       DELL XPI LAPTOP                          Apr-96   4,624.04   1,001.88     3,622.16
                                        335       DELL XPI LAPTOP                          Apr-96   4,624.04   1,001.88     3,622.16
                                        365  2132 DELL XPI LAPTOP                          Apr-96   4,624.04   1,001.88     3,622.16
                                        400       DELL XPI LAPTOP                          Apr-96   4,624.04   1,001.88     3,622.16
                                        400       DELL XPI LAPTOP                          Apr-96   4,624.04   1,001.88     3,622.16
                                                  DELL XPI LAPTOP                          Apr-96   4,624.04   1,001.88     3,622.16
                                        315       DELL XPI LAPTOP PLUS CD                           4,624.04   1,001.88     3,622.16
DEVELOPING PARTITION                    315                                                Apr-96   2,000.00     466.67     1,533.33
ECA MDTS                                333
ENTERPRISE ANNUAL SOFTWARE              315                                                Nov-95   4,000.00   2,111.11     1,886.89
GATEWAY 2000 G6-150                     315       GATEWAY 2000 G6-150                      Mar-98   8,532.36   2,133.09     6,399.27
GENERAL DATACOMM 500 G/UXR              318       GENERAL DATACOMM 500 G/UXR                                                    0.00
GENERAL DATACOMM 500 G/UXR              318       GENERAL DATACOMM 500 G/UXR                                                    0.00
H.P PRINTER USING GREENLINE PAPER       333
H.P. DELUXE DESKTOP PRINTER 690C        365       H.P. DELUXE DESKTOP PRINTER 690C         May-97     866.00      24.61       861.39
H.P. VECTRA SERIES                      333       GOERGINE                                 Feb-97   1,657.27     110.48     1,546.79
H.P. VECTRA SERIES 4 5/133              333       CRAIG                                    May-97   1,657.27      27.62     1,629.65
H.P. VECTRA SERIES 4 5/133              333       IRENE                                    May-97   1,657.27      27.62     1,629.65
H.P. VECTRA SERIES 4 5/133              333       PAT                                      May-97   1,657.27      27.62     1,629.65
H.P. VECTRA SERIES 4 5/133              333       QUINCY                                   May-97   1,657.27      27.62     1,629.65
H.P. VECTRA SERIES 4 5/133              333  2414 H.P. VECTRA SERIES 4 5/133               May-97   1,657.27      27.62     1,629.65
H.P. VECTRA SERIES 4 5/133              333  2396 H.P. VECTRA SERIES 4 5/133               May-97   1,657.27      82.86     1,574.41
H.P. VECTRA SERIES 4 5/133              350  2440 H.P. VECTRA SERIES 4 5/133               Feb-97   1,626.96     108.47     1,518.51
H.P. VECTRA SERIES 4 5/133              350  2476 H.P. VECTRA SERIES 4 5/133               Feb-97   1,626.96     108.47     1,518.51
H.P. VECTRA SERIES 4 5/133              350  2423 H.P. VECTRA SERIES 4 5/133               Feb-97   1,410.53      94.04     1,316.49

                                 INVENTORY LIST


H.P. VECTRA SERIES 4 5/133                360   2408   H.P. VECTRA SERIES 4 5/133            Feb-97   1,410.53      94.04   1,316.49
H.P. VECTRA SERIES 4 5/133                365   2481   H.P. VECTRA SERIES 4 5/133            Feb-97   1,410.53      94.04   1,316.49
H.P. VECTRA SERIES 4 5/133                365   2482   H.P. VECTRA SERIES 4 5/133            Mar-97   1,088.00      54.40   1,033.60
H.P. VECTRA SERIES 4 5/133                365   2479   H.P. VECTRA SERIES 4 5/133            Mar-97   1,088.00      54.40   1,033.60
H.P. VECTRA SERIES 4 5/133                365   2477   H.P. VECTRA SERIES 4 5/133            Mar-97   1,088.00      54.40   1,033.60
H.P. VECTRA SERIES 4 5/133                365   2478   H.P. VECTRA SERIES 4 5/133            Mar-97   1,088.00      54.40   1,033.60
H.P. VECTRA SERIES 4 5/133                365   2480   H.P. VECTRA SERIES 4 5/133            Mar-97   1,088.00      54.40   1,033.60
H.P. VECTRA SERIES 4 5/133                512   2397   H.P. VECTRA SERIES 4 5/133            May-97   1,657.27      27.62   1,629.65
H.P. VECTRA SERIES 4 5/133                333          H.P. VECTRA SERIES 4 5/133            May-97   1,657.27      82.86   1,574.41
H.P. VECTRA SERIES 4 5/133 W CD           365          H.P. VECTRA SERIES 4 5/133 W CD                1,657.27      82.86   1,574.41
H.P. VECTRA SERIES 4 5/133 W CD ROM       830          H/P VECTRA SERIES 4 5/133 W CD ROM             1,657.27      82.86   1,574.41
HITACHI 17 MONITO                         333          HITACHI 17 MONITO                     May-97     485.00      13.47     471.53
                                          310                                                Mar-97   6,031.00     502.58   5,528.42
                                          318                                                Mar-97   6,031.00     502.58   5,528.42
IMB THINKPAD 560                          400   2451   IBM THINKPAD 560                      Sep-96   4,008.53   1,002.13   3,006.40
                                          400   2406   IBM THINKPAD 560                      Sep-96   4,008.53   1,002.13   3,006.40
                                                2390   IBM THINKPAD 560                      Sep-96   4,008.53   1,002.13   3,006.40
KENWOOD DC MDT KPS-10                     333
KENWOOD DC MDT KPS-10                     333
KENWOOD DC MDT KPS-10                     333
LANTRONIX PROTOCOL PRINT SENSOR           318          LANTRONIX PROTOCAL PRINT SENSOR       Jul-96     495.00     110.00     385.00
MAGNAVOX MONITO                           360   1721   MAGNAVOX MONITO                                                          0.00
MAGNAVOX MONITO                           365   1339   MAGNAVOX MONITO                                                          0.00
MASTERING DATA WINDOWS                    315                                                May-96   1,350.00     315.00   1,035.00
MDI COMM CONTROLLER                       333
MONITO DATA STORAGE                       333   2275   MONITO DATA STORAGE                                                      0.00
NANAO 5501 w MONITO                       400   2329   NANAO 5501 w MONITO                   Nov-96     772.56      90.13     682.43
NANAO FLEX MONITO                         356   1860   NANAO FLEX MONITO                                                        0.00
NANAO FLEX MONITO                         400   2328   NANAO FLEX MONITO                                                        0.00
NDI BASE STATION CONTROLLER               333
OKIDATA MICRODRIVE 320 9 PIN PRINTER      333
OMNIS 7/3 DVLPR-WINDOWS                   315                                                Oct-94  11,805.85  10,494.09   1,311.76
OPIQUEST 17690DC MONITO                   315   2099   OPIQUEST 17690DC MONITO                                                  0.00
OPIQUEST 17690DC MONITO                   333          OPIQUEST 17690DC MONITO                                                  0.00
PANASONIC CF 25 PORTABLE COMPUTER                      PANASONIC CF 25 PORTABLE COMPUTER                                        0.00
                                          400          PC AT HOME                                                               0.00
PHILIPS FAST REFRESH MONITO               365   1656   PHILIPS FAST REFRESH MONITO                                              0.00
POWER BUILDER FOR WINDOWS                 315                                                Oct-95   8,873.00   4,929.52   3,943.48
POWERBUILDER ENTERPRISE SOFT              315                                                Apr-96   3,322.24   1,291.96   2,030.26
POWERBUILDERS FOR WIN                     315                                                Jun-96   4,460.45   1,466.62   2,973.63
PRACTICAL PERIPHERAL PM 144 MT II MODEM   318          PRACTICAL PERIPHERA PM 144 MT II MODE                                    0.00
PVCS FOR WINDOWS                          315                                                Nov-95   1,647.68     869.61     778.07
                                          358          q smp 5166 in 1 R5/166 2bm cache      Sep-96   6,851.00   1,712.75   5,138.25
RARITAN COMPUSWITCH                       315          RARITAN COMPUSWITCH                                                      0.00
S ADAM VISION 2011 MONITO                 315   2012   S ADAM VISION 2011 MONITO             Jan-95   1,732.00   1,347.11     384.89
SAMPO 14 MONITO                           830          SAMPO MONITO                                                             0.00
SAMPO MONITO                              333   1896   SAMPO MONITO                          Jan-94     875.00     875.00       0.00
SAMPO MONITO                              365   1842   SAMPO MONITO                          Jan-94     875.00     875.00       0.00
SAMPO MONITO                              365   1847   SAMPO MONITO                          Jan-94     875.00     875.00       0.00


                                 INVENTORY LIST

SAMPO MONITO                         365  1844    SAMPO MONITO                       Jun-94        875.00        875.00         0.00
SCSI EXPRESS HD 4000 MDI             318          SCSI EXPRESS HD 4000 MDI           May-97        864.00         24.00       840.00
SMART UP POWER UP APC                315          SMART UP POWER UP APC              Sep-96      1,005.00        223.33       781.67
SOFTWARE
SONY 17 MONITO                       315          SONY 17 MONITO                                                                0.00
                                                                                     Sep-98      4,774.00      1,060.89     3,713.11
SQA TEAM EDITION                     315                                             May-98        802.58        289.82       512.76
SQL SERVER WIN NT SOFTWARE           315                                             Dec-95      1,920.00        578.00     1,344.00
SSTAR NX-1000 MULTI FONT PRINTER     333
STAND ALONE C D                                   STAND ALONE C D                                                               0.00
TANDEM 100A PWR +MONOTOR             365  1719    TANDEM 100A PWR +MONOTOR                                                      0.00
TANDEM BLACK BOX                     315          TANDEM BLACK BOX          owned by tandem 7                                   0.00
TANDEM GX 5100 COMPUTER              315  2087    TANDEM GX 5100 COMPUTER            Nov-95      4,333.00      1,299.90     3,033.10
TANDEM GX 5100 COMPUTER              315  2022    TANDEM GX 5100 COMPUTER            Nov-95      4,333.00      1,299.90     3,033.10
TANDEM GX 5100 COMPUTER              315  2080    TANDEM GX 5100 COMPUTER            Nov-95      4,333.00      1,299.90     3,033.10
TANDEM GX 5100 COMPUTER              333  2308    SARAR                              Nov-95      4,333.00      1,299.90     3,033.10
TANDEM GX590 COMPUTER                315  2036    TANDEM GX590 COMPUTER              Nov-95      4,333.00      1,299.90     3,033.10
TANDEM GX590 COMPUTER                315  2000    TANDEM GX590 COMPUTER              Nov-95      4,333.00      1,299.90     3,033.10
TANDEM K200 (DEMO BOX)               400          TANDEM K200 (DEMO BOX)                                                        0.00
TANDEM MS 466D                       333  1915    TANDEM MS 466D                     Jan-95      2,269.00      1,096.68     1,172.32
TANDEM MS 466D                       340  1867    TANDEM MS 466D                     Jan-95      2,269.00      1,096.68     1,172.32
TANDEM MS 466D                       350          TANDEM MS 466D                     Jan-95      2,269.00      1,096.68     1,172.32
TANDEM MS 466D                       365  1875    TANDEM MS 466D                     Jan-95      2,269.00      1,096.68     1,172.32
TANDEM MS 466D                       365  1868    TANDEM MS 466D                     Jan-95      2,269.00      1,096.68     1,172.32
TANDEM MS 575 COMPUTER               830          TANDEM MS 575 COMPUTER                                                        0.00
TANDEM MS 466D                       318  2320    TANDEM MS 466D                     Jan-95      2,269.00      1,096.68     1,172.32
TANDEM MS 466D                       321  1866    TANDEM MS 466D                     Jan-95      2,269.00      1,096.68     1,172.32
TANDEM MS 466D                       335  1091    TANDEM MS 466D                     Jan-95      2,269.00      1,096.68     1,172.32
TANDEM MS 466D                       340          TANDEM MS 466D                     Jan-95      2,269.00      1,096.68     1,172.32
TANDEM MS 466D                       400  2324    TANDEM MS 466D                     Jan-95      2,269.00      1,096.68     1,172.32
TANDEM MS 466D W MONITO              400  2330    TANDEM MS 466D W MONITO            Jan-95      2,521.00      1,218.48     1,302.52
TANDEM MS 466D W MONITO              400  1832    TANDEM MS 466D W MONITO            Jan-95      2,521.00      1,218.48     1,302.52
TANDEM NDX STP60                     315                                                                                        0.00
TANDEM STATION GX 5100               315                                             Nov-95      4,333.00      1,299.90     3,033.10
TANDEM STATION GX 5100               356  2032    TANDEM STATION GX 5100             Nov-95      4,333.00      1,299.90     3,033.10
TANDEM STATION GX 5100               356  2031    TANDEM STATION GX 5100             Nov-95      4,333.00      1,299.90     3,033.10
TANDEM STATION GX 590                315                                             Nov-95      4,333.00      1,299.90     3,033.10
TANDEM STATION GX 590                340  2118    TANDEM STATION GX 590              Nov-95      4,333.00      1,299.90     3,033.10
TEXAS INSTRUMENTS DMD 2000           333
TRANS CD BOX                         315          TRANS CD BOX                                                                  0.00
UNIVERSAL MOBIL COMMUN TERM          333
UPS                                  365          UPS                                                                           0.00
                                     400          VIEW DIGITAL PROJECTOR             Jan-97      8,569.00      2,142.25     8,426.75
VIEWSONIC 17GS MONITO                321  2273    VIEWSONIC 17GS MONITO              Aug-96        575.00        143.75       431.25
VIEWSONIC 17GS MONITO                333  2112    VIEWSONIC 17GS MONITO              Jul-96        610.00        169.44       440.56
VIEWSONIC 17GS MONITO                333  2377    VIEWSONIC 17GS MONITO              Jul-96        610.00        169.44       440.56
VIEWSONIC 17GS MONITO                333  2398    VIEWSONIC 17GS MONITO              Jul-96        610.00        169.44       440.56
VIEWSONIC 17GS MONITO                333  2301    VICTOR                             Aug-96        575.00        143.75       431.25
VIEWSONIC 17GS MONITO                333  2061    HRAI.                               Aug-96        575.00        143.75      431.25

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
VIEWSONIC 17GS MONITO    333  2311 FRED                     Aug-96     575.00     143.75      431.25
VIEWSONIC 17GS MONITO    335  2068 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VIEWSONIC 17GS MONITO    335  2325 VIEWSONIC 17GS MONITO    Aug-96     575.00     143.75      431.25
VIEWSONIC 17GS MONITO    335  2366 VIEWSONIC 17GS MONITO    Aug-96     575.00     143.75      431.25
VIEWSONIC 17GS MONITO    340  2418 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VIEWSONIC 17GS MONITO    340  2349 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VIEWSONIC 17GS MONITO    350  2225 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VIEWSONIC 17GS MONITO    355  2093 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VIEWSONIC 17GS MONITO    365  2127 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VIEWSONIC 17GS MONITO    365  2224 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VIEWSONIC 17GS MONITO    365  2296 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VIEWSONIC 17GS MONITO    365  2422 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VIEWSONIC 17GS MONITO    365  2450 VIEWSONIC 17GS MONITO    Oct-96     571.00     126.89      444.11
VIEWSONIC 17GS MONITO    512  2401 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VIEWSONIC 17GS MONITO         2163 VIEWSONIC 17GS MONITO    Jul-96     610.00     169.44      440.56
VOYAGER SOFTWARE         315                                Oct-95   3,014.00   1,674.44    1,339.56
WIN NT SERVER SOFTWARE   315                                Dec-95   1,188.99     356.69      832.30
ZENITH DATA LAPTOP            1672 ZENITH DATA LAPTOP                                           0.00
ZENITH DATA LAPTOP            1093 ZENITH DATA LAPTOP                                           0.00
ZENITH DATA MONITO       365  1549 ZENITH DATA MONITO                                           0.00
ZENITH DATA SYSTEM
  386SX                  350  1140 ZENITH DATA SYSTEM 386SX                                     0.00
ZENITH MONITO            333  1614 ZENITH MONITO                                                0.00


                                                                                                0.00
TANDEM SCC O                                                       145,000.00       0.00  145,000.00


ESTIMATED PRELIMINARY
 NET BOOK VALUE                                                    477,121.83 103,202.47  373,829.36




                               CAD PRELIMINARY INVENTORY LISTING
                               ---------------------------------
FINAL GIVEN TO B WHITE                                                                 as of 6/21/97
----------------------                                                                 -------------
                                                                                       purchase    purchase     dep          net
asset description              dep#  tag#  asset description               a     a     date        cost         taken        book
-----------------              ----  ----  -----------------                           --------    --------     -----        ----
6521 TANDEM + MONITO TERMINAL   365        6521 TANDEM + MONITO TERMINAL                                                        0.00
6521 TANDEM + MONITO TERMINAL   365  1787  6521 TANDEM + MONITO TERMINAL                                                        0.00
6521 TANDEM + MONITO TERMINAL        1107  6521 TANDEM + MONITO TERMINAL                                                        0.00
6521 TANDEM + MONITO TERMINAL   333  1096  6521 TANDEM + MONITO TERMINAL                                                        0.00
ABTRION AMP METER               333
ALR SOL SERVER                  315        ALR SOL SERVER                               Sep-86     9,751.08      1,462,68   8,288.42
ALR TOWER WITH DISC             333        ALR TOWER WITH DISC                          May-86     4,776.04      1,114.41   3,661.63
AST PREMIER 100 COMPUTER             2113  AST PREMIER 100 COMPUTER                                                             0.00
AST VISION 20 MONITO            360  2073  AST VISION 20 MONITO                                                                 0.00
CANNON BUBBLE JET PRINTER BJ30  318        CANNON BUBBLE JET PRINTER BJ30                                                       0.00
CODEX MOTOROLA 3260             318        CODEX MOTOROLA 3260                                                                  0.00
COLOR DISPLAY MONITO (92)       365  1495  COLOR DISPLAY MONITO (92)                                                            0.00
COLOR DISPLAY MONITO (92)       365  1807  COLOR DISPLAY MONITO (92)                                                            0.00
COMPACT DISC STAND ALONE        321        COMPACT DISC STAND ALONE                                                             0.00
DATA STORAGE 386-SX             360  1408  DATA STORAGE 386-SX                                       100.00        100.00       0.00
DATA STORAGE 486/66             365  1654  DATA STORAGE 486/66                           Mar-83    2,644.00      2,644.00       0.00
DATA STORAGE MONITO OLD         333  1619  DATA STORAGE MONITO OLD                                   100.00        100.00       0.00
ECA MDTS                        333
GENERAL DATACOMM 500 G/UXR      318        GENERAL DATACOMM 500 G/UXR                                                           0.00
GENERAL DATACOMM 500 G/UXR      318        GENERAL DATACOMM 500 G/UXR                                                           0.00
H.P. PRINTER USING
  GREENLINE PAPER               333
KENWOOD DC MDT KPS-10
  POWER SUPPLY                  333
KENWOOD DC MDT KPS-10
  POWER SUPPLY                  333
KENWOOD DC MDT KPS-10
  POWER SUPPLY                  333
MAGNAVOX MONITO                 360  1721   MAGNAVOX MONITO                                                                     0.00
MAGNAVOX MONITO                 365  1330   MAGNAVOX MONITO                                                                     0.00
MDI COMM CONTROLLER             333
MONITO DATA STORAGE             333  2275   MONITO DATA STORAGE                                                                 0.00
NANAO FLEX MONITO               358  1880   NANAO FLEX MONITO                                                                   0.00
NANAO FLEX MONITO               400  2328   NANAO FLEX MONITO                                                                   0.00
NDI BASE STATION CONTROLLER     333
OKIDATA MICRODRIVE 320 9 PIN
   PRINTER                      333
OPIQUEST 17690DC MONITO         315  2099   OPIQUEST 17690DC MONITO                                                             0.00
OPIQUEST 17690DC MONITO         333         OPIQUEST 17690DC MONITO                                                             0.00
PANASONIC CF 25 PORTABLE                    PANASONIC CF 25 PORTABLE                                                            0.00
   COMPUTER                                    COMPUTER
                                400         PC AT HOME                                                                          0.00
PHILIPS FAST REFRESH MONITO     365  1650   PHILIPS FAST REFRESH MONITO                                                         0.00
PRACTICAL PERIPHERAL PM 144                 PRACTICAL PERIPHERA PM 144
   MT II MODEM                  318            MT II MODE                                                                       0.00
RARITAN COMPUSWITCH             315         RARITAN COMPUSWITCH                                                                 0.00
SAMPO 14 MONITO                 830         SAMPO 14 MONITO                                                                     0.00
SOFTWARE
SONY 17 MONITO                  315         SONY 17 MONITO                                                                      0.00
SSTAR NX-1000 MULTI FONT
   PRINTER                      333
STAND ALONE CD                              STAND ALONE CD                                                                      0.00

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
TANDEM 100A PWR + MONOTOR      365   1719   TANDEM 100A PWR + MONOTOR                                                  0.00
---------------------------------------------------------------------------------------------------------------------------
TANDEM BLACK BOX               315          TANDEM BLACK BOX           owned by tandem?                                0.00
---------------------------------------------------------------------------------------------------------------------------
TANDEM K200 (DEMO BOX)         400          TANDEM K200 (DEMO BOX)                                                     0.00
---------------------------------------------------------------------------------------------------------------------------
TANDEM MS 575 COMPUTER         830          TANDEM MS 575 COMPUTER                                                     0.00
---------------------------------------------------------------------------------------------------------------------------
TANDEM NDX STP60               315                                                                                     0.00
---------------------------------------------------------------------------------------------------------------------------
TEXAS INSTRUMENTS DMD 2000     333
---------------------------------------------------------------------------------------------------------------------------
TRANS CD BOX                   315          TRANS CD BOX                                                               0.00
---------------------------------------------------------------------------------------------------------------------------
UNIVERSAL MOBIL COMMUN TERM    333
---------------------------------------------------------------------------------------------------------------------------
UPS                            365          UPS                                                                        0.00
---------------------------------------------------------------------------------------------------------------------------
ZENITH DATA LAPTOP                   1872   ZENITH DATA LAPTOP         b/fore 93              100.00     100.00        0.00
---------------------------------------------------------------------------------------------------------------------------
ZENITH DATA LAPTOP                   1093   ZENITH DATA LAPTOP                                100.00     100.00        0.00
---------------------------------------------------------------------------------------------------------------------------
ZENITH DATA MONITO             365   1549   ZENIT DATA MONITO                                 100.00     100.00        0.00
---------------------------------------------------------------------------------------------------------------------------
ZENITH DATA SYSTEM 386SX       350   1140   ZENIT DATA SYSTEM 386SX                           100.00     100.00        0.00
---------------------------------------------------------------------------------------------------------------------------
ZENITH MONITO                  333   1614   ZENITH MONITO                                                              0.00
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                                                       0.00
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
ESTIMATED PRELIMINARY NET BOOK VALUE                                                       17,771.12   5,821.07   11,950.05
---------------------------------------------------------------------------------------------------------------------------

                       CAD PRELIMINARY INVENTORY LISTING

Additional Equipment                                               as of 6/21/97

                                                                                             a asset
                                                                                               serial  p purchase  dep      net
asset description                         dep #  tag #   asset description                     number    cost      taken    book
-----------------                         -----  -----   -----------------                     ------    --------  -----    --------
US Robotics 28.8 modem                      315          General                                                                0.00
Panasonic KX - 8520 printable white board   315          General                                                                0.00
3Com Hub BTPC                               315          General                                                                0.00
TransDisk Hard Drive                        315          General                                                                0.00
APC Backup UPS 600                          315          General                                                                0.00
Viewsonic 17" Monitor                       315          General                                                                0.00
AST Vision 41 14" Monitor                   315          General                                                                0.00
Gateway Vivitron 15" monitor                315          General                                                                0.00
HP Surestore 12000E tape backup             315          General                                                                0.00
4 mm tapes (30)                             315          General                                                                0.00
Tandem 31000 Server                         315          On loan from Tandem                                                    0.00
Tandem 17" monitor                          315          On loan from Tandem                                                    0.00
Optiquest 17" monitor                       315          For Kevin Repp                                                         0.00
Software                                    315                                                                                 0.00
Arcada Backup Exec                          315          General                                                                0.00
NT Server OS (3llc.)                        315          General                                                                0.00
MS SQL Server 6.5 (3 llc.)                  315          General                                          1,328.04   419.91   906.13
MS Office '97 (2 copies)                    315          given to SCC by Microsoft                                              0.00
MS Visual Studio '97 (2 copies)             315          given to SCC by Microsoft                                              0.00
MS NT 4.0 WS (10 copies)                    315          Bola Agreement w/Greenbriar & Russell                                  0.00
Powerbuilder Ent 5.0 (6 copies)             315          General                                                                0.00
Delphi 2.0 Professional (1 copy)            315          General                                                                0.00
MS Access Retail (1 copy)                   315          General                                                                0.00
MS Office '97 (6 copies)                    315          General                                                                0.00
Antivirus software (11 copies)              315          General                                                                0.00
Lotus notes (8 user llc.)                   315          General                                                                0.00
ABC flowcharter (1 copy)                    315          General                                            563,82   281.91   281.91
Installshield (1 llc.)                      315          General                                                                0.00
Powerlock (1 llc.)                          315          General                                          4,002.00 1,000.50 3,001.50
Mapping software                            315          Mark Adams                                                             0.00
XVT                                         315          Mark Adams                                                             0.00
Crescent PDQ/COM                            315          Walt Tovar                                                             0.00
Distinct IP                                 315          Walt Tovar                                                             0.00
Visual Day Suite                            315          Walt Tovar                                                             0.00
Andyne GQL Dev Kit 4.11                     315          Lawless                                                                0.00
Lotus Organizer 2.1                         315          Lawless                                                                0.00
Color display monitor                       350                                                                                 0.00
Color display monitor                       350                                                                                 0.00
Viewsonic 17GS monitor                      340   2349                                                                          0.00
Dell Latitude XPI                           340   No. #                                                                         0.00
AST Brave                                   340   1881                                                                          0.00
DataStor 486-66                             340   1655                                                                          0.00
Sampo KDM - 1768                            340   1903                                                                          0.00
Software                                    340                                                                                 0.00

                                                                          [ADD'L EQUIP]


Lotus Notes V3.33 (5 copies)               340                                                                               0.00
MS Office Windows 95 (5 copies)            340                                                                               0.00
MS Access (5 Copies)                       340                                                                               0.00
MS Project (1 Copy)                        340
Norman Anti Virus Control (5 Copies)       340
Outside view (5 Copies)                    340
Calendar Creator (1 Copy)                  340
PKZIP (5 Copies)                           340
MacAfee Virus Scan (1 Copy)                340
Premier Aww version 2.2K (5 Copies)        340
A-Open                                     336    2299     Pate
Superscan Pro 620 hitachi 17" Monitor      336    2583     Pate
A-Open, Pentium, 120 16MB RAM              336    2384     McKee
Nokia 44-7L 17" Monitor                    336    2526     McKee
Dell Laptop - Latitude                     336    2466     Backs
Viewsonics 17GS                            336             Backs                   J955308157

INSTALLATION EQUIPMENT
Microtest cable tester                     318
2 Brother Labelers                         318
1 Brady cable labelers                     318
1 set Kenwood radios                       318
3 shipping cases                           318
3 toolboxes compleate with tools           318
1 fiber fish tape                          318
1 metal fish tape                          318
1 heat gun                                 318
2 external CD rom drives                   318
Customer spare equipment
4 lantronbr print servers                  318
1 3Comm ECS 10 with cards                  318
2 Hitachi monitors                         318
2 Nelbuilder remote offices                318
Software
3 Microsoft office                         318
2 Visio technical version 4                318
Procomm                                    318
Misc
1 call phone                               318
3 pagers                                   318
Dept. 312
AST P100 Computer                          312    2113     Marcus Snyder Computer
AST Monitor                                312    2114
8 Port Hub                                 312
Adaptec CD Drive                           312

                                                                                                5,891.88      1,702.32     4,189.54

                                                          [ADD'L ADJUSTMENTS]
                                                   CAD PRELIMINARY INVENTORY LISTING

Additional Equipment                                                                                               as of 6/21/97
                                                                                                                  dep         net
asset description              dep#    tag#    asset description      a  asset serial number   p  purchase cost   taken       book
-----------------------------  ----    ----    -----------------      -  -------------------   -  -------------   -----       -----

US Robotics 28.8 modem          315             General                                                                        0.00
Panasonic KX - B520 printable
white board                     315             General                                                                        0.00
3Cam Hub 8TPC                   315             General                                                                        0.00
TransDisk Hard Drive            315             General                                                                        0.00
APC Backup UPS 600              315             General                                                                        0.00
Viewsonic 17" Monitor           315             General                                                                        0.00
AST Vision 41 14" Monitor       315             General                                                                        0.00
Gateway Vivitron 15" monitor    315             General                                                                        0.00
HP Surestore 12000E tape
backup                          315             General                                                                        0.00
4 mm tapes (30)                 315             General                                                                        0.00
Tandem S1000 Server             315             On loan from Tandem                                                            0.00
Tandem 17" monitor              315             On loan form Tandem                                                            0.00
Optiquest 17" monitor           315             For Kevin Hopp                                                                 0.00
Software                        315                                                                                            0.00
Arcada Backup Exec              315             General                                                                        0.00
NT Server OS (3tic)             315             General                                                                        0.00
MS Office '97 (2 copies)        315             given to SCC by                                                                0.00
                                                Microsoft
MS Visual Studio '97 (2 copies) 315             given to SCC by                                                                0.00
                                                Microsoft
MS NT 4.0 WS (10 copies)        315             Data Agreement                                                                 0.00
                                                w/Greenbriar & Russel
Powerbuilder Ent 5.0 (6 copies) 315             General                                                                        0.00
Delphi 2.0 Professional(1 copy) 315             General                                                                        0.00
MS Access Retail (1 copy)       315             General                                                                        0.00
MS Office '97 (8 copies)        315             General                                                                        0.00
Antivirus software (11 copies)  315             General                                                                        0.00
Lotus notes (8 user lic.)       315             General                                                                        0.00
Installshield (1 lic.)          315             General                                                                        0.00
Mapping software                315             Mark Adams                                                                     0.00
XVT                             315             Mark Adams                                                                     0.00
Crescent PDQ/COM                315             Walt Tovar                                                                     0.00
Distinct IP                     315             Walt Tovar                                                                     0.00
Visual Dev Suite                315             Walt Tovar                                                                     0.00
Andyne GQL Dev Kit 4.11         315             Lawless                                                                        0.00
Lotus Organizer 2.1             315             Lawless                                                                        0.00
Color display monitor           350                                                                                            0.00
Color display monitor           350                                                                                            0.00
Viewsonic 17GS monitor          340   2349                                                                                     0.00
Dell Latitude XPi               340   No#                                                                                      0.00
AST Bravo                       340   1881                                                                                     0.00
DataStar 488-68                 340   1655                                                                                     0.00
Sampo KDM - 1768                340   1803                                                                                     0.00
Software                        340                                                                                            0.00
Lotus Notes V3.33 (5 copies)    340                                                                                            0.00
MS Office Windows 95 (5 Copies) 340                                                                                            0.00
MS Access (5 Copies)            340                                                                                            0.00

                               ADD'L ADJUSTMENTS

MS Project (1 Copy)                     340
Norman Anti Virus Control (5 Copies)    340
Outside View (5 Copies)                 340
Scopus V3.6 (10 Copies)                 340       10 licenses,                            -51360.50      -14,266.76     -37.093.74
Calender Creator (1 Copy)               340
PKZIP (5 Copies)                        340
MacAfee Virus Scan (1 Copy)             340
Premier Aww version 2.2K (5 Copies)     340
A-Open                                  336  2299 Pate                                      1,401.76         256.99       1,144.77
Superscan Pro 620 hitachi 17" Monitor   336  2583 Pate                                        469.00          13.58         475.42
A-Open, Pentium 120 16MB RAM            336  2384 McKee                                     1,401.76         256.99       1,144.77
Nokia 44-7L 17" Monitor                 336  2526 McKee
Dell Laptop - Latitude                  336  2466 Backs                                    3,608.00          100.17       3,505.83
Viewsonics 17GS                         336       Backs                    J955308157
INSTALLATION EQUIPMENT
Microtest cable tester                  318
2 Brother labelers                      318
1 Brady cable labelers                  318
1 set Kenwood radios                    318
3 shipping cases                        318
3 toolboxes compleate with tools        318
1 fiber fish tape                       318
1 mietal fish tape                      318
1 heat gun                              318
2 external CD rom drives                318
CUSTOMER SPARE EQUIPMENT
4 lantronix print servers               318
1 3Comm ECS 10 with cards               318
2 Hitachi monitors                      318
2 Netbuilder remote offices             318
SOFTWARE
3 Microsoft office                      318
2 Visio technical version 4             318
Procomm                                 318
MISC
1 cell phone                            318
3 pagers                                318
DEPT. 312
AST P100 Computer                       312  2113 Marcus Snyder Computer
AST Monitor                             312  2114
8 Port Hub                              312
Adaptec CD Drive                        312
Add'l memory for SCC 0                                                                     13,616.80           0.00      13,616.80

                                                                                          -30,843.18     -13,639.03     -17,204.15

                                                       Schedule 1. le Trademarks

                  ASSET PURCHASE AGREEMENT BETWEEN SCC/PRINTRAK
--------------------------------------------------------------------------------



                            SCHEDULE 1.LE TRADEMARKS



R.O.D.E.O. - see attached

                      UNITED STATES DEPARTMENT OF COMMERCE

                          Patent and Trademark Office



SERIAL NO.             APPLICANT                      PAPER NO.


MARK                                             ADDRESS:

ADDRESS                                          ACTION NO.       2900 Crystal Drive
                                                                  Arlington, Virginia 22202-3513


                                                 MAILING DATE     If no fees are enclosed, the
                                                                  address should

                                                                  include the words "Box 5"

                                                                  Please provide in all
                                                                  correspondence:

                                                 REF. NO.
                                                                   1.  Filing Date, serial number,
                                                                       mark and Applicant's name.

FORM PTO-1525 (5-90)    U.S. DEPT. OF COMM. PAT. & TM OFFICE.      2.  Mailing date of this action.

                                                                   3.  Examining Attorney's name and
                                                                       Law Office number

                                                                   4.  Your telephone number and ZIP code


                                                                   TELEPHONE NUMBER

                                                                   303 / 581-5600

                                                                   ATTORNEY

PERSONAL PREVIEW                 April 8, 1997                     APPLICANT

                                CALL RECORD/NOTES

OFFICE SEARCH: The examining attorney has searched the Office records and has found no similar registered or pending mark which would bar registration under Trademark Act Section 2(d), 15 U.S.C. Section 1052(d). TMEP Section 1105.01.

RE:     Serial Number 75/16'3 8 1 0
-----------------------------------

This case will be given priority as an amended case if Applicant or applicant's attorney responds to the requirements stated below within two months of the above mailing date. In any event a proper response to this Priority Action must be received within SIX MONTHS from the mailing date stated above in order to avoid ABANDONMENT.

         Applicant will amend the method of use statement to indicate that the mark- is intended to be used on labels attached to the goods and on instructional manuals for the goods.

         The applicant must indicate whether the person who signed the application is an officer of the applicant. TMEP Section 803.09. If not, the applicant should note the following.

         If the application was not signed by the applicant or by a person having color of authority to sign, the application is void. 37 C.F.R.
         Section 2.21(a)(6). To be properly signed, an application must be signed by the applicant, a member of the applicant firm (e.g., a general or active partner of an applicant partnership), or the officer of the applicant corporation or association. Trademark Act Section 1. 15 U-S-C Section 105 1.

         If the application was not signed by the appropriate person as described above but the applicant asserts that the person who signed had color of authority to do so, the applicant must submit evidence that the person who signed:

                (1) had firsthand knowledge of the truth of the statements in the verification or declaration and

                (2) had actual or implied authority to act on behalf of the applicant.

If the examining attorney determines that the person who signed the application had color of authority, the application will not be deemed void as filed. However, a substitute verification or declaration under -'17 C.F.R. Section 2.20, signed by the proper person, must be submitted. 37 C.F.R. Section 2.71(c).

The following is a properly worded declaration under '37 C.F.R. Section 2.20. At the end of the response, the applicant should insert the declaration signed by an officer of applicant.

The undersigned, being hereby warned that willful false statements and the like so made are punishable by fine or imprisonment, or both, under 18 ' U.S.C. 1001, and that such willful false statements may jeopardize the validity of the application or any resulting registration, declares that he/she is properly authorized to execute this application on behalf of the applicant; he/she believes the applicant to be the owner of the trademark/service mark sought to be registered, or, if the application is being filed under 15 U.S.C. 1051(b), he/she believes applicant to be entitled to use such mark in commerce; to the best of his/her knowledge and belief no other person, firm, corporation, or association has the right to use the mark in commerce, either in the identical form thereof or in such near resemblance thereto as to be likely, when used on or in connection with the goods/services of such other person, to cause confusion, or to cause mistake, or to deceive; and that all statements made of his/her own knowledge are true and all statements made on information and belief are believed to be true.



                                          /s/ NANCY K. HAMILTON
                                          --------------------------------------
                                          (Signature)


                                          NANCY K. HAMILTON
                                          --------------------------------------
                                          Print or type Name and Position)


                                          April 23, 1997
                                          --------------------------------------
                                          (Date)



                                          /s/ PETER CATALDO
                                          --------------------------------------
                                          Peter Cataldo, Examining Attorney
                                          Law Office 103, (703) 308-9103 ex 127

                                                                    SCHEDULE 1.2

                           PERFORMANCE AND BID BONDS

                               [PAGES 1-44 DELETED]

                                                                   SCHEDULE 4.3A



                               [PAGES 1-10 DELETED]

                                                                   SCHEDULE 4.3B

                                                                 SCHEDULE 4.5(d)

                      TANDEM COMPUTERS CREDIT CORPORATION

                                  DELIVERY AND
                             ACCEPTANCE CERTIFICATE
                           ("Acceptance Certificate")

LEASE AGREEMENT NO. 8000020
DATED AS OF MARCH 21, 1994
BETWEEN
TANDEM COMPUTERS CREDIT CORPORATION, Lessor, and
SCC COMMUNICATIONS CORP., Lessee

                                                Acceptance Date: JANUARY 1, 1997

This Acceptance Certificate is issued pursuant to the Lease Agreement designated above.

Lessee acknowledges that all of the Equipment specified on Schedule No. 029 (i) has been delivered to, inspected by, and accepted as of this date for lease by Lessee, (ii) is of a size, design, capacity and manufacture acceptable to Lessee and suitable for Lessee's purposes, (iii) is in good working order, repair and condition, and (iv) has been installed to Lessee's satisfaction or located, as the case may be, at the location specified on the Schedule.

Lessee confirms and agrees that no Event of Default under the Lease Agreement has occurred and is continuing.

The person signing this Acceptance Certificate on behalf of Lessee hereby certifies that such person has read and acknowledges all terms and conditions of the Lease Agreement, and is duly authorized to execute this Acceptance Certificate on behalf of the Lessee.

The terms used in this Acceptance Certificate shall have the same meanings defined in the Lease Agreement designated above.

                                        SCC COMMUNICATIONS CORP.,
                                        Lessee

                                        By: /s/ Nancy K. Hamilton
                                           ----------------------
                                        Title: CFO
                                        Date: 12/13/96

Counterpart No. 2 of 2 Possession and transfer of counterpart No. 1 only is effective to transfer ownership or create a security interest in this Schedule.


                      TANDEM COMPUTERS CREDIT CORPORATION
                                    SCHEDULE

                                                    Lease Agreement No. 8000020

Schedule No. 029 ("Schedule"),
Dated as of 9-30, 1996, to
Lease Agreement,
Dated as of March 21, 1994, between


     TANDEM COMPUTERS CREDIT CORPORATION, Lessor
     19333 Vallco Parkway
     Cupertino, CA 95014

     -and-

     SCC COMMUNICATIONS CORP., Lessee
     6285 Lookout Road
     Boulder, CO 80301-3343


1.   EQUIPMENT DESCRIPTION:

                        Unit                                     Total
Quantity            Description            Model            Acquisition Cost
--------            -----------            -----            ----------------

See Exhibit A, System #18639/31

Installation, if any, and freight charges to be billed separately.


                                 Aggregate Acquisition Cost    $315,973.80


2.   EQUIPMENT LOCATION:         Board of County Commissioners, Broward County
                                 115 S. Andrews, Room 325
                                 Ft. Lauderdale, FL 33301


                      County:    ------------------------------------


3.   INVOICING INFORMATION:

     Street Address   6285 Lookout Road
                    -------------------

     City, State & Zip Code   Boulder, CO 80301-3343
                           ---------------------------

     Department          Accounts Payable
               ---------------------------------------

     Person to Contact
     Regarding Invoice   Accounts Payable Clerk
                      --------------------------------

     Phone Number           (303) 581-5600
                 -------------------------------------

     Lessee Reference Number
     to be Reflected on Invoice         N/A
                               -----------------------

4.  LEASE TERM: Thirty-six (36) months commencing January 1, 1997.

5. RENT: The Rent during the Lease Term shall be payable in that number of consecutive payments indicated below, in advance on the first day of each month commencing January 1, 1997, and each Rent payment shall be in an amount equal to the indicated percentage of Aggregate Acquisition Cost.

    Equipment
    Description                     Payments                   Rent
    -----------                     --------                   ----
    See Exhibit A                    1 - 36                 $6,522.00
    attached

    At the expiration of the Lease Term, provided no Event of Default has occurred and is continuing, Lessee may either (i) exercise the purchase option set forth in Section 9 of this Schedule, or (ii) with ninety (90) days' prior written notice to Lessor, return the Equipment in accordance with Section 9 of the Lease Agreement. If Lessee does not exercise the purchase option or provide Lessor with said ninety (90) days' notice, the Lease Term shall automatically extend on a month-to-month basis, at the Rent in effect at the expiration of the original Lease Term.

6. LATE CHARGE: Lessee shall pay a late charge of two percent (2%) each month on any past due Rent or other amounts due and payable hereunder.

7. INSURANCE: In compliance with Section 13 of the Lease Agreement, Lessor shall be included as an additional insured under the Lessee's comprehensive general liability policy for bodily injury and property damage, and as loss payee under the Lessee's all-risk property insurance policy, which policies shall not be cancelled nor any reduction or restriction of coverage be effected without thirty (30) days prior written notice to Lessor by Certified Mail, Return Receipt Requested.

    Bodily injury and property damage coverage shall provide for a minimum requirement of $1,000,000 and physical damage for a minimum requirement equal to the Casualty Value, subject to a deductible not in excess of
    __________.

                    Insurance Company________________________

                    Contact & Telephone______________________

                    Address__________________________________

8. CASUALTY VALUE: The casualty value, as calculated from time to time by Lessor, shall be equal to one hundred and two percent (102%) of the Aggregate Acquisition Cost reduced over time by applying Rent payments first to interest calculated at a rate per annum equal to the Prime Rate in effect on the commencement date as published by the Wall Street Journal plus two percent (2%), and second to reduce the unamortized principal ("Casualty Value"). In the event that the Lessor does not receive the Casualty Value as provided for in the Lease Agreement on or before the Rent payment date next following an Event of Loss, the Lessee shall pay the Lessor for the period of time beginning with the

    Rent payment date next following an Event of Loss and ending on the date the Lessor receives the Casualty Value, interest, on a monthly basis, for the Casualty Value due under this Schedule, calculated at an annual interest rate equal to the lesser of a) the then current prime interest rate as published by The Wall Street Journal plus two percent (2%); or b) the maximum rate permitted by law, but in no event shall the Lessee unreasonably delay payment of such Casualty Value.

 9. PURCHASE OPTION: At the expiration of the Lease Term, provided no Event of Default has occurred and is continuing, and provided that the Lease Agreement has not otherwise been terminated, the Lessee, having complied with all of the terms and conditions of the Lease Agreement, at its option and with ninety (90) days' prior written notice may elect to return the Equipment to the Lessor. If the Lessee does not elect this option, the Lessee may purchase the Hardware for its Fair Market Value.

10. SCHEDULE INTENT: This Schedule has been entered into on the basis that it shall be construed as a lease for the purposes of all federal, state, and local taxes on, based on, or measured by income and that Lessor shall be entitled to such deductions, credits and other benefits as are provided to an owner of tangible personal property.

11. DEFINITIONS: The terms used in this Schedule which are not otherwise defined herein shall have the meanings set forth in the Lease Agreement identified above.

12. TERMS OF SCHEDULE: Lessor and Lessee agree that this Schedule shall constitute a lease of the Equipment described in Section 1 of this Schedule, upon the execution and delivery to Lessor by Lessee of an Acceptance Certificate with respect to such Equipment, subject to the terms and conditions of this Schedule and of the Lease Agreement, the terms and conditions of which are hereby incorporated by reference in this Schedule and made a part of this Schedule to the same extent as if such terms and conditions were set forth in full in this Schedule.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Schedule to be duly executed by their authorized representative as of the date first above written.

TANDEM COMPUTERS CREDIT CORPORATION,    SCC COMMUNICATIONS CORP.,
Lessor                                  Lessee

By /s/ Linda Nelson                     By /s/ Nancy K. Hamilton
  ---------------------------------       -------------------------
Title Ass't Vice President              Title CFO
     ------------------------------          ----------------------
Date  9/30/96                           Date  9/30/96
    -------------------------------         -----------------------

                                   EXHIBIT A

LEASE AGREEMENT #8000020
SCHEDULE #029


SYSTEM/   PRODUCT                                                      EXTENDED
ADDON     NUMBER                  DESCRIPTION                    QTY     TOTAL
-------   -------                 -----------                    ---  -----------
18639/31                SOFTWARE LICENSE FEES (36 months)             $142,668.00
                        SOFTWARE MAINTENANCE FEES (1-36)              $ 41,724.00
                                                                      -----------
                                                            SUBTOTAL  $184,392.00

SYSTEM/   PRODUCT                                                      EXTENDED
ADDON     NUMBER                  DESCRIPTION                    QTY     TOTAL
-------   -------                 -----------                    ---  -----------
18639/31  T16/K232-UP  UPGR CLX 6/7/8. CYC/R.K1000 TO K2000       1    $98,000.00
          T16/K232-UPE UPGR CLX 6/7/8. CYC/R.K1K TO K2000EXP      1    $98,000.00
          T16/KR1032E  RETURN CREDIT K1000 32MB PROC PR.EXP       1   ($25,000.00)
          T16/KR1032B  RETURN CREDIT K1000 32MB PROC.PR.BAS       1   ($25,000.00)
          T16/7272-UP  K1000/CLX TO K2000 UP I/O CAB BLK/BG       1     $2,500.00
          T16/SA73MC   NONSTOP KERNEL (PER SYSTEM)                1         $0.00
          T16/SA57MC   EXPAND                                     1         $0.00
          T16/SA58MC   NONSTOP TS/MP                              1         $0.00
          T16/SA59MC   PATHWAY/TS                                 1         $0.00
          T16/SA01MC   BASIC OPERATIONS MANAGEMENT PACKAGE        1         $0.00
          T16/SD20MC   TANDEM TCP/IP                              1         $0.00
          T16/SD70MC   TCP/IP LAN PRINT SPOOLER                   1         $0.00
          T16/SE08MC   NONSTOP VHS - VIRTUAL HOME TERMINAL        1         $0.00
          T16/3615-0   CNTRLR.HI-PERF.E-NET.W/O TRANS             3    $17,550.00
          T16/3613C    3613 TRADE-IN CREDIT FOR 3615              3    ($7,650.00)
          T16/4250     DISK DRIVE. 2GB                            8    $31,960.00
                                                                      -----------
                                                            SUBTOTAL  $190,360.00
                                                            DISCOUNT  ($58,778.20)
                                                                      -----------
                                                            SUBTOTAL  $131,581.80
                                                                      $315,973.80

AGGREGATE ACQUISITION COST:

                       CLX PLUS UPGRADE RENT ($184,393.00/36)           $5,122.00
                       ADD-ON RENT ($44,360.00 x .03156)                 1,400.00
                                                                        ---------
                       TOTAL RENT                                       $6,522.00


FREIGHT TO BE INVOICED AND REMITTED SEPARATELY.

EQUIPMENT LOCATION:
BOARD OF COUNTY COMMISSIONERS
BROWARD COUNTY
115 S. ANDREWS AVENUE, ROOM 325
FT. LAUDERDALE, FL  33301

                                  scc. list 29

                                                            Schedule 4.5d Leases
                                   ASSET PURCHASE AGREEMENT BETWEEN SCC/PRINTRAK
________________________________________________________________________________


                               Schedule 4.5d Leases



Tandem Lease Agreement No. 8000020 Schedule No. 28 - see attached

Tandem Lease Agreement No. 8000020 Schedule No. 29 - see attached

Sycamore Building & Investment Corporation - see attached

THIS INDENTURE, Made this 1st day of June 1996, by and between Sycamore Building & Investment Corporation, lesser, of the Town of Summit, County of Waukesha, State of Wisconsin, and S.C.C. Communications Corporation, lessee, of the City of Boulder, County of Boulder, State of Colorado.

     WITNESSETH. That the said lessor does hereby lease, demise and let unto the said lessee the following described premises, in the Village of Dousman, County of Waukesha, State of Wisconsin, known as No. 128 Elm Street, Dousman, Wis. Street, to-wit: Suite A, the above described premises to be used as Office.

     To hold for the term of One (1) Year, beginning on the 1st day of July, 1996, and ending on the 30th day of June, 1997, the said lessee yielding and paying therefor the total rent of $3,600.00 Dollars, for the term, payable as follows: Beginning on the 1st day of July in the amount of $300.00 and continuing each month until the end of the term.

     The acceptance by the lessor of one month's rent for the first month after the expiration date of this lease shall constitute a renewal for a period of one month only and each subsequent acceptance of a month's rent shall constitute a further renewal for a like period.

     And the said lessee promises to pay the said rent at the times and in the manner aforesaid, during the continuance of said term, and not to underlease the said premises or any part thereof, nor assign this lease without the consent of the lessor in writing, and to quit and deliver up the same to the lessor or _________________ attorney, peaceably and quietly at end of said term, and also to keep the same in as good repair as the same are in at the commencement of said term, reasonable use and wearing thereof and damage by accidental fire or other accidents not happening through the neglect of the lessee, __________________ agents or servants only excepted.

     And the said lessee, further covenants and agrees that           will
during the term of this lease, pay all water rates levied and assessed against the premises hereby leased, for water used or to be used therein, at the time they become due and payable.

     The lessee further agrees to obey all ordinances of the Village of Dousman in regard to cleaning of the street, alleys and sidewalks in front of the premises hereby leased and any and all lawful orders, rules and regulations of the proper health officers of said Village of Dousman.

     And that the said lessee will, during the last six weeks of said term, allow to be put up and will safely keep in such conspicuous part of said premises as lessor shall designate, a sign or card, showing that said premises are "To Let" or "For Rent" and the place of inquiry, such card or sign to be furnished for that purpose by said lessor.

     And the said lessor may enter to view the premises hereby leased for the purpose of examining or exhibiting the same or making whatever repairs or alterations on said premises the lessor may deem necessary; and may expel the lessee if they shall fail to pay the rent and assessments, or refuse to obey the said ordinances and rules and regulations as aforesaid, or shall underlease the premises or any part thereof or assign this lease without the consent of the lessor, in writing.

     Lessee shall indemnify Lessor and hold Lessor harmless from and against any and all claims, actions, liability and expense arising out of the loss of life, personal injury and/or damage to property by reason of the use or occupancy of the leased premises by Lessee. Lessee shall carry own content insurance and liability insurance for the leased area, naming Sycamore Building as the additional insured.

     Lessee, at their expense, will be responsible for updating their space for their own business purposes.

     Included in the rental is the carpet and window blinds. Lessee is responsible for electric which is metered separately for the space. Parking will be on a first come first serve basis. Lessee will share washroom facilities with adjacent unit. It will be up to the tenants to keep entry hall and washroom clean.

                                                  beginning the    day of
July, 1996, and ending on the 30th day of June, 1997, the said lessee yielding and paying therefor the total rent of $3,600.00 Dollars, for the term, payable as follows: Beginning on the 1st day of July in the amount of $300.00 and continuing each month until the end of the term.

     The acceptance by the lesser of one month's rent for the first month after the expiration date of this lease shall constitute a renewal for a period of one month only and each subsequent acceptance of a month's rent shall constitute a further renewal for a like period.

     And the said lessee promises to pay the said rent at the times and in the manner aforesaid, during the continuance of said term, and not to underlease the said premises or any part thereof, nor assign this lease without the consent of the lessor in writing, and to quit and deliver up the same to the lessor
or           attorney, peaceably and quietly at end of said term, and also to keep the same in as good repair as the same are in at the commencement of said term, reasonable use and wearing thereof and damage by accidental fire or other
accidents not happening through the neglect of the lessee,         agents or
servants only excepted.

     The lessee further agrees to obey all ordinances of the Village of Dousman in regard to and any and all lawful orders, rules and regulations of the proper health officers of said Village of Dousman.

     And that the said lessee will, during the last six weeks of said term, allow to be put up and will solely keep in such conspicuous part of said premises as lessor shall designate, a sign or card, showing that said premises are "To Let" or "For Rent" and the piece of inquiry, such card or sign to be furnished for that purpose by said lessor.

     And the said lessor may enter to view the premises hereby leased for the purpose of examining or exhibiting the same or making whatever repairs or alterations on said premises the lessor may deem necessary; and may expel the lessee if they shall fail or pay the rent and assessments, or refuse to obey the said ordinances and rules and regulations as aforesaid, or shall underlease the premises or any part thereof, or assign this lease without the consent of the lessor, in writing.

Lessee shall indemnify Lessor and hold Lessor harmless from and against any and all claims, actions, liability and expense arising out of the loss of life, personal injury and/or damage to property by reason of the use or occupancy of the leased premises by Lessee. Lessee shall carry own content insurance and liability insurance for the leased area, naming Sycamore Building as the additional insured.

Lessee, at their expense, will be responsible for updating their space for their own business purposes.

Included in the rental is the carpet and window blinds. Lessee is responsible for electric which is metered separately for the space. Parking will be on a first come first serve basis. Lessee will share washroom facilities with adjacent unit. It will be up to the tenants to keep entry hall and washroom clean.

Lessee, at their expense, will provide container for trash and recycleables.

Rent checks will be payable to: Sycamore Building & Investment. Checks are due between the 1st and 3rd of each month. If a check is received after the 3rd it is subject to a 10% (of the amount of the check) late fee. If a check is returned non-sufficient funds a 10% (of the amount of the check) late fee is due. Checks can be mailed to: 35056 W. Old Woods, Oconomowoc, Wisconsin 53066, in which case I will take the post-marked date on the envelope as the date paid.

Lessee to tender last months rent to be held in the general operating account of Sycamore Building & Investment until the end of the lease or any extension. This sum can be applied to outstanding rent or other expense owed Lessor.

     And the said leasee further covenants and agrees to pay and discharge all reasonable costs, attorney's fees and expenses that shall be made and incurred by the said lessor in enforcing the covenants and agreements of this lease.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The words "lessor" and "lessee" when used herein shall be taken to mean either the singular or the plural, as the case may be, and the provisions of this instrument shall extend and apply to the heirs, executors, administrators, legal representatives, successors and assigns of the respective parties.

     In Witness Whereof, the said parties have hereunto set their hands and seals the day and year first above written.

     SIGNED AND SEALED IN PRESENCE OF        NANCY K. HAMILTON     (SEAL)
                                             ----------------------------

                                                                   (SEAL)
                                             ----------------------------

                                             /S/ Illegible         (SEAL)
                                             ----------------------------
                                             PRESIDENT             (SEAL)
                                             ----------------------------
     STATE OF COLORADO  |                    (Illegible)
                        | ss.
     Boulder County.    |

     Personally came before me, this 14th day of June, A.D., 1996, the above named Nancy K. Hamilton to me known to be the _________, who executed the foregoing instrument and acknowledged the same.

NOTARY PUBLIC                           Eve Childress
EVE CHILDRESS                           ---------------------------------
STATE OF COLORADO                       Notary Public, Boulder County, CO
                                        My Commission expires 3/21/99,
                                        A.D., 19 __

                                   GUARANTEE

     For value received ______________ hereby guarantee the payment of the Rent and the performance of the covenants and agreements of the part _____ of the second part in the within Lease in the manner and form as in said lease provided.
     Witness ____________ hand ___ and seal ___ this _________________ day of
_________________, 19__.

     Rent payment date next following an Event of Loss and ending on the date the Lessor receives the Casualty Value, interest, on a monthly basis, for the Casualty Value due under this Schedule, calculated at an annual interest rate equal to the lesser of a) the then current prime interest rate as published by The Wall Street Journal plus two percent (2%); or b) the maximum rate permitted by law, but in no event shall the Lessee unreasonably delay payment of such Casualty Value.

9. PURCHASE OPTION: At the expiration of the Lease Term, provided no Event of Default has occurred and is continuing, and provided that the Lease Agreement has not otherwise been terminated, the Lessee, having complied with all of the terms and conditions of the Lease Agreement, at its option and with ninety (90) days' prior written notice may elect to return the Equipment to the Lessor. If the Lessee does not elect this option, the Lessee may purchase the Hardware for its Fair Market Value.


10. SCHEDULE INTENT: This Schedule has been entered into on the basis that it shall be construed as a lease for the purchase of all federal, state, and local taxes on, based on, or measured by income and that Lessor shall be entitled to such deductions, credits or other benefits as are provided to an owner of tangible personal property.

11. DEFINITIONS: The terms used in this Schedule which are not otherwise defined herein shall have the meanings set forth in the Lease Agreement identified above.

12. TERMS OF SCHEDULE: Lessor and Lessee agree that this Schedule shall constitute a lease of the Equipment described in Section 1 of this Schedule, upon the execution and delivery to Lessor by Lessee of an Acceptance Certificate with respect to such Equipment, subject to the terms and conditions of this Schedule and of the Lease Agreement, the terms and conditions of which are hereby incorporated by reference in this Schedule and made a part of this Schedule to the same extent as if such terms and conditions were set forth in full in this Schedule.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Schedule to be duly executed by their authorized representative as of the date first above written.


TANDEM COMPUTERS CREDIT CORPORATION,         SCC COMMUNICATIONS CORP.,
Lessor                                       Lessee


By /s/ Linda Nelson                          By /s/ Nancy K. Hamilton
  ----------------------------------           --------------------------------
       Linda Nelson
Title  Ass't Vice President                  Title  CFO
     -------------------------------              -----------------------------

Date   9/30/96                              Date    9/27/96
    --------------------------------            -------------------------------





                                                                    (Rev.d 3/95)

                                   EXHIBIT A

LEASE AGREEMENT #8000020
SCHEDULE #028

SYSTEM/         PRODUCT                                                                                EXTENDED
 ADDON          NUMBER              DESCRIPTION                                      QTY                 TOTAL
--------       --------      ------------------------------------------------      -------          --------------
14556/24                      SOFTWARE LICENSE FEES (36 months)                                       $160,956.00
                              SOFTWARE MAINTENANCE FEES (1-36)                                        $ 46,296.00
                                                                                                    --------------
                                                                                    SUBTOTAL          $207,252.00
SYSTEM/         PRODUCT                                                                                EXTENDED
 ADDON          NUMBER              DESCRIPTION                                      QTY                 TOTAL
--------       --------      ------------------------------------------------      -------          --------------
14556/24       T16/K232-UP    UPGR CLX 6/7/8, CYC/R.K1000 TO K2000                   1               $ 98,000.00
               T16/K232-UPE   UPGR CLX 6/7/8, CYC/R.K1K TO K2000EXP                  1               $ 98,000.00
               T16/RC02-232   UPG CREDIT. CLX 6/7/8 TO K232UP, UPE                   2               $(74,000.00)
               T16/SA01MC     BASIC OPERATIONS MANAGEMENT PACKAGE                    1                     $0.00
               T16/SA57MC     EXPAND                                                 1                     $0.00
               T16/SA58MC     NONSTOP TS/MP                                          1                     $0.00
               T16/SA73MC     NONSTOP KERNEL (PER SYSTEM)                            1                     $0.00
               T16/9060MC     X25AM X25 ACCESS METHOD                                1                     $0.00
               T16/9064MC     SNAX/XF                                                1                     $0.00
               T16/9076MC     6100 BSC POINT-TO-POINT                                1                     $0.00
               T16/9088MC     ENVOYACP/XF                                            1                     $0.00
               T16/9089MC     SNAX/HIGH LEVEL SUPPORT                                1                     $0.00
               T16/RC800-16   RETURN 800 16MB PROCESSOR PAIR                         2                     $0.00
               T16/SA59MC     PATHWAY/TS                                             1                     $0.00
                                                                                                    --------------
                                                                                    SUBTOTAL          $122,000.00
                                                                                    DISCOUNT          $(27,890.60)
                                                                                                    --------------
                                                                                    SUBTOTAL          $ 94,109.40

                              AGGREGATE ACQUISITION COST:                                             $301,361.40
                                                                                                    --------------

                              CLX PLUS UPGRADE RENT ($207,252.00/36)                                  $  5,757.00
                                                                                                    --------------
                              TOTAL RENT                                                              $  5,757.00


FREIGHT TO BE INVOICED AND REMITTED SEPARATELY.

EQUIPMENT LOCATION:
LAS VEGAS METROPOLITAN POLICE DEPARTMENT
4850 Las Vegas Blvd. South
Las Vegas, NV 89119

                      TANDEM COMPUTERS CREDIT CORPORATION

                                  DELIVERY AND
                             ACCEPTANCE CERTIFICATE
                           ("Acceptance Certificate")


LEASE AGREEMENT NO. 8000020
DATED AS OF MARCH 21, 1994
BETWEEN
TANDEM COMPUTERS CREDIT CORPORATION, Lessor, and
SCC COMMUNICATIONS CORP., Lessee

                                               Acceptance Date: NOVEMBER 1, 1995

This Acceptance Certificate is issued pursuant to the Lease Agreement designated above.

Lessee acknowledges that all of the Equipment specified on Schedule No. 028 (i) has been delivered to, inspected by, and accepted as of this date for lease by Lessee, (ii) is of a size, design, capacity and manufacture acceptable to Lessee and suitable for Lessee's purposes, (iii) is in good working order, repair and condition, and (iv) has been installed to Lessee's satisfaction or located, as the case may be, at the location specified on the Schedule.

Lessee confirms and agrees that no Event of Default under the Lease Agreement has occurred and is continuing.

The person signing this Acceptance Certificate on behalf of Lessee hereby certifies that such person has read and acknowledges all terms and conditions of the Lease Agreement, and is duly authorized to execute this Acceptance Certificate on behalf of the Lessee.

The terms used in this Acceptance Certificate shall have the same meanings defined in the Lease Agreement designated above.

                              SCC COMMUNICATIONS CORP.,
                              Lessee




                              By:    /s/ Nancy K. Hamilton
                                     ----------------------

                              Title: CFO
                                     ----------------------

                              Date:  12/13/96
                                     ----------------------



                                                                     (Rev 12/89)

Counterpart No. 2 of 2 Possession and transfer of counterpart No. 1 only is effective to transfer ownership or create a security interest in this Schedule.

                      TANDEM COMPUTERS CREDIT CORPORATION
                                    SCHEDULE

                                                     Lease Agreement No. 8000020

Schedule No. 028 ("Schedule"),
Dated as of September 19, 1996, to
Lease Agreement,
Dated as of March 21, 1994, between

     TANDEM COMPUTERS CREDIT CORPORATION, Lessor
     19333 Vallco Parkway
     Cupertino, CA 95014

     -and-

     SCC COMMUNICATIONS CORP., Lessee
     6285 Lookout Road
     Boulder, CO 80301-3343

1.   EQUIPMENT DESCRIPTION:

                   Unit                                           Total
Quantity       Description              Model               Acquisition Cost
--------       -----------              -----               ----------------
See Exhibit A, System #14556/24

Installation, if any, and freight charges to be billed separately.

                              Aggregate Acquisition Cost    $301,361.40

2.   EQUIPMENT LOCATION:      LAS VEGAS METROPOLITAN POLICE DEPARTMENT
                              4850 Las Vegas Blvd South
                              Las Vegas, NV 89119

                    County:   Clark County
                              ----------------------------------------

3.   INVOICING INFORMATION:

     Street Address      6285 Lookout Road
                    ---------------------------------------------------------
     City, State & Zip Code        Boulder, CO 80301-3343
                            -------------------------------------------------
     Department          Accounts Payable
                -------------------------------------------------------------
     Person to Contact
     Regarding Invoice        Accounts Payable Clerk
                       ------------------------------------------------------
     Phone Number        (303) 581-5600
                  -----------------------------------------------------------
     Lessee Reference Number
     to be Reflected on Invoice         N/A
                                ---------------------------------------------

4.   LEASE TERM Thirty-six (36) months commencing November 1, 1996

5. RENT: The Rent during the Lease Term shall be payable in that number of consecutive payments indicated below, in advance on the first day of each month commencing November 1, 1996, and each Rent payment shall be in an amount equal to the indicated percentage of Aggregate Acquisition Cost.

     Equipment      Payments       Rent
     ---------      --------       ----
     See
     Exhibit A      1 - 36         $5,757.00
     attached

     At the expiration of the Lease Term, provided no Event of Default has occurred and is continuing, Lessee may either (i) exercise the purchase option set forth in Section 9 of this Schedule, or (ii) with ninety (90) days' prior written notice to Lessor, return the Equipment in accordance with Section 9 of the Lease Agreement. If Lessee does not exercise the purchase option or provide Lessor with said ninety (90) days' notice, the Lease Term shall automatically extend on a month-to-month basis, at the Rent in effect at the expiration of the original Lease Term.

6. LATE CHARGE: Lessee shall pay a late charge of two percent (2%) each month on any past due Rent or other amounts due and payable hereunder.

7. INSURANCE: In compliance with Section 13 of the Lease Agreement, Lessor shall be included as an additional insured under the Lessee's comprehensive general liability policy for bodily injury and property damage, and as loss payee under the Lessee's all-risk property insurance policy, which policies shall not be cancelled nor any reduction or restriction of coverage be effected without thirty (30) days prior written notice to Lessor by Certified Mail, Return Receipt Requested.

     Bodily injury and property damage coverage shall provide for a minimum requirement of $1,000,000 and physical damage for a minimum requirement equal to the Casualty Value, subject to a deductible not in excess of
     _____________.

          Insurance Company _________________________
          Contact & Telephone _______________________
          Address ___________________________________

8. CASUALTY VALUE: The casualty value, as calculated from time to time by Lessor, shall be equal to one hundred and two percent (102%) of the Aggregate Acquisition Cost reduced over time by applying Rent payments first to interest calculated at a rate per annum equal to the Prime Rate in effect on the commencement date as published by the Wall Street Journal plus two percent (2%), and second to reduce the unamortized principal ("Casualty Value"). In the event that the Lessor does not receive the Casualty Value as provided for in the Lease Agreement on or before the Rent payment date next following an Event of Loss, the Lessee shall pay the Lessor for the period of time beginning with the

                                                                    (Rev d 3/95)

                                                                 SCHEDULE 4.5(e)



                               [PAGES 1-46 DELETED]

                                                                    SCHEDULE 4.6

                               [PAGES 1-3 DELETED]

                                                                    SCHEDULE 4.7


                               [PAGES 1-4 DELETED]

                                                                    SCHEDULE 4.9




                                  Schedule 4.9

                               COMMERCIAL PACKAGE



INSURER:   Federal Insurance Company
           A.M. Best Rating: A++ XIV


                               COMMERCIAL PROPERTY

PURPOSE:

Protection for your Business Property, including buildings, furniture, fixtures, equipment (including stock) and improvements and betterments, subject to all policy terms, conditions and exclusions.




INSURED LOCATION:                                                                    LIMITS
-----------------                                                                    ------
Business Personal Property Blanket Limit                                          [         ]

LOC #1 - 6285 Lookout Road
              Boulder, CO 80301
         Business Personal Property Value                                         [         ]
         Business Income with Extra Expense -                                      [        ]
         Personal Property of Others                                                  [     ]
         Electronic Data Processing - Hardware                                     [        ]
                                    - Media                                           [     ]
         Boiler & Machinery                                                          [      ]

LOC #2 -      34 Boston Court Unit C
              Longmont, CO 80501
         Business Personal Property                                                   [     ]

LOC #3 -      Symphony Suites, 89 Headquarters Plaza
              Morristown, NJ 07960
         Business Personal Property                                                     [   ]

Any Job Site/Warehouse Installation                                                   [     ]
Personal Property In Transit                                                          [     ]
Personal Property - Any Other Location                                                [     ]

Newly Acquired Premises or Newly Acquired or Constructed Property - 180 days reporting

         Building                                                                   [       ]

         Personal Property                                                          [       ]

         EDP Media                                                                    [     ]

         EDP Equipment                                                              [       ]

         EDP Media Duplicates                                                         [     ]

         Fine Arts                                                                     [    ]

                                  Schedule 4.9

                               COMMERCIAL PROPERTY



COVERAGE ENHANCEMENTS
DIRECT DAMAGE
Blanket Limit including:                                                                     [      ]
Accounts Receivable
Electronic Data Processing Property Fine Arts
Consequential Loss
Extra Expense
Fire Department Service Charges Improvements & Betterments
Personal Property of Employees Outdoor Trees, Shrubs, Plants, Lawns



Accounts Receivable In Transit                                                                 [    ]
Debris Removal                                                                                [     ]
Deferred Payments                                                                              [    ]
Electronic Data Processing In Transit                                                          [    ]
Fine Arts In Transit                                                                           [    ]
Installation-Any Job Site                                                                      [    ]
Inventory or Appraisals                                                                        [    ]
Monies & Securities  - On Premises                                                             [    ]
                     - Off Premises                                                            [    ]
Personal Property Off Premises                                                                 [    ]
Pollutant Clean-up & Removal                                                                   [    ]
Valuable Papers - In Transit                                                                   [    ]


BUSINESS INCOME
Any Other Location                                                                             [    ]
Auditors Fees                                                                                  [    ]
Contractual Penalties                                                                          [    ]
Dependent Business Premises                                                                   [     ]
Loss of Utilities                                                                              [    ]
Pollution Clean Up & Removal                                                                   [    ]
Newly Acquired Premises                                                                       [     ]

                                  SCHEDULE 4.9

                               COMMERCIAL PROPERTY



COVERAGE:

Special Causes of Loss (All Risks), subject to policy exclusions; Replacement Cost Valuation; Agreed Amount Personal Property and Business Income; Business Income includes Ordinary Payroll, no limitation on Extended Period of Indemnity


DEDUCTIBLE:

Physical Damage Per loss                                                 [     ]
Business Income                                             [                  ]



Expiring Waiting period for Business Income is 24-hrs.

LOSS PAYEES:   Bank One Colorado

                                  SCHEDULE 4.9

                                      CRIME



PURPOSE:

Protection for direct physical loss of money, securities and other property caused by any fraudulent or dishonest act or acts committed by any employee acting alone or in collusion with others, subject to all policy terms, conditions and exclusions.

                                        I



Includes E.R.I.S.A. Compliance


COVERAGE:                                                                LIMITS

Employee Dishonesty - Any One Occurrence                               [      ]



DEDUCTIBLE:

Maximum any one loss                                                      [   ]

                                  Schedule 4.9



                          COMMERCIAL GENERAL LIABILITY



PURPOSE:

Protection for your legal liability to third parties arising from your premises or operations, subject to all policy terms, exclusions and conditions.



COVERAGE:                                                              LIMITS

Per Occurrence Bodily Injury and
Property Damage Combined                                              [        ]


Subject to Aggregate Limits (total policy limit):

General Policy Aggregate Limit (other than
Products & Completed Operations)                                       [       ]

Products/Completed Operations Aggregate                                [       ]


Medical Expense (Any One Person)                                          [    ]

Property Damage to Rented Real Property                                [       ]


Employee Benefits Errors Or Omissions (Claims Made)
$1,000 Deductible; 5/1/95 Retroactive Date


INCLUDING:

Broad Form Vendors as Additional Insureds
Lessors of Premises as Additional Insureds
Lessors of Leased Equipment as Additional Insureds
Blanket Contractual Liability
Broad Form Property Damage
Incidental Malpractice Liability
New Entity Coverage
Employees as Insureds
Premises/Operations Liability
Explosion, Collapse & Underground Liability
Independent Contractors Liability
Host Liquor Liability
Non-Owned Watercraft Liability under 551
Limited Worldwide Liability

                                  SCHEDULE 4.9

                          COMMERCIAL GENERAL LIABILITY



NOTABLE CONDITIONS:

Extended Bodily Injury
Defense Costs In Addition to Limits
Broad Form Property Damage
Automatic Newly Acquired Organizations - 90-days
No Exclusion for Punitive Damages
Volunteer Workers as Insureds
Unintentional Errors & Omissions Wording
Discrimination - other than Employment Related Suits



NOTABLE-EXCLUSIONS:

Absolute Pollution & Contamination Liability
Asbestos and Nuclear Energy Liability
Care, Custody & Control Liability



ADDITIONAL INSUREDS:

Broward County Board of County Commissioners
City of Albuquerque

Bernalillo County, Albuquerque, NM
Fourth Roc-Jersey Associates & Chartwel Consulting
Group Inc. (New Jersey office)

RATING BASIS:                                                         RATE:


Gross Receipts:
         Premises/Operations          [         ]                  [        ]
         Products                      [        ]                 [         ]
Employee Benefits                                                   [       ]



REMARKS:

l. Final premium is subject to audit of actual gross sales during the policy period.

                                  SCHEDULE 4.9

                                    PROPOSAL

                    ELECTRONICS ERRORS & OMISSIONS LIABILITY

PURPOSE:

Protection against damages you may become legally obligated to pay as a result of a claim arising out of a negligent act, error or omission or due to failure of your electronic products to perform the function or serve the purpose intended after installation and testing, subject to all policy terms, conditions and exclusions.


LIMITS OF LIABILITY:

Per Claim                                                             [        ]
Annual Aggregate                                                       [       ]


DEDUCTIBLE:

Each Wrongful Act                                                         [    ]


NOTABLE CONDITIONS:

Claims Made Policy Form Retro Date 8/8/91

Claims Expense within Policy Limits

Includes Infringement of Copyright


NOTABLE EXCLUSIONS:

Bodily Injury, Personal Injury, Advertising Injury
Cost Guarantees
Infringement of Copyright, Trademark or Patent
Performance Delay
Dishonest, fraudulent, criminal acts
Product Recall
Property Damage
Security Breach
Theft of Intellectual Property
Unfair Competition or Piracy
Wear and Tear
Pollution
Professional Services other than those described

RATING BASIS:                                                            RATE:

Gross Receipts                   [         ]                          [       ]

REMARKS:

1. Final premium subject to audit of gross receipts

                                  SCHEDULE 4.9

                          NON-OWNED & HIRED AUTOMOBILE



PURPOSE:

Protection for your legal liability to third parties arising from your use of "any" NON-OWNED AND HIRED vehicle, subject to all policy terms, conditions and exclusions.



COVERAGE:                                                              LIMITS

Per Occurrence Bodily Injury and Property Damage
Liability Combined Single Limit Each Accident                         [        ]



Hired Car Physical Damage                                                 [    ]
Comprehensive/Collision Deductible                                           [ ]

                                  SCHEDULE 4.9

                   WORKERS' COMPENSATION/EMPLOYER'S LIABILITY



INSURER:      Federal Insurance Company


PURPOSE:

Coverage A - Workers Compensation agrees to pay the benefits required under the Workers Compensation Law in States of Hire: CA,CO,IL,MD,TX,WI,NJ

Coverage B - Employers Liability provides coverage for your legal liability to employees not covered by the act.

Coverage C - All States except those shown under Coverage A and Monopolistic States NV, ND, OH, WA, WV, WY



COVERAGE:                                                             LIMITS:

Workers Compensation                                                 Statutory

Employers Liability -
    Accident-each accident                                           [        ]
    Disease-policy limit                                              [       ]
    Disease-each employee                                             [       ]


                                                 PREM                  SCH
CLASSIFICATION                 RATE              DISC                   CR.       EST. PAYROLL
----------------------------------------------------------------------------------------------
COLORADO
8810-Clerical                   [ ]               [ ]                   [ ]        [       ]
8742-Sales                      [ ]                                                  [     ]
5191-Installers                [  ]                                                  [     ]
CALIFORNIA
8810-Clerical                   [ ]               [ ]                                 [    ]
8742-Sales                      [ ]                                                  [     ]
ILLINOIS
8742-Sales                      [ ]               [ ]                                 [    ]
MARYLAND
8742-Sales                      [ ]               [ ]                                 [    ]
NEW JERSEY
8742-Sales                      [ ]                                                  [     ]
TEXAS
8742-Sales                      [ ]               [ ]                                 [    ]
WISCONSIN
8742-Sales                      [ ]               [ ]                                 [    ]



Experience Modification:  [  ]

                                  SCHEDULE 4.9

                               UMBRELLA LIABILITY


INSURER:                   Federal Insurance Company
                           A.M. Best Rating: A++ XIV


NAMED INSTIRED:

                  SCC Communications Corporation
                  Public Safety Technology of Australia LTD


PURPOSE:

Provides liability protection for the catastrophe excess of the primary General Liability, including Errors & Omissions, Automobile Liability and Employers Liability limits, subject to all policy terms, conditions and exclusions.



COVERAGE:                                                               LIMIT:

Any one accident or occurrence and in the
aggregate, where applicable, Bodily Injury
and Property Damage Combined                                          [        ]


SELF-INSURED RETENTION:

Applies to insured claims not covered by the primary                        NIL
policies


NOTABLE CONDITIONS:

Coverage is Following Form of underlying General
Liability, Automobile Liability and Employers Liability policies

Policy is silent as regards Punitive Damages

Defense in Addition to Limits


NOTABLE EXCLUSIONS:

Property Damage Liability to Rented Property

Care, Custody or Control Liability

Fire, Explosion or Water Damage Legal Liability

Directors and Officers Liability
Employment Related Practices Liability
Uninsured Motorists Liability
ERISA Liability
Absolute Pollution Liability

                                  SCHEDULE 4.9

                               FIDUCIARY LIABILITY



PURPOSE:

Protection from loss you become legally obligated to pay because of any claim first made against you during the policy period, or extended reporting period, for a WRONGFUL ACT committed or attempted, or allegedly committed or attempted, before or during the policy period by you or any person for whose WRONGFUL ACT you are legally responsible, subject to all policy terms, conditions and exclusions. Wrongful Acts include liability arising form the administration, interpretation, handling records or effecting enrollment, termination or cancellation of employees under Benefit Programs.



LIABILITY:                                                             LIMITS:

Each loss and aggregate, including
Defense Costs                                                        [        ]


DEDUCTIBLE:

Claims against insured individuals not
covered by Sponsor Organization Indemnification                          None

Claims against insured individuals covered by
Sponsor Organization Indemnification, or
claims against Sponsor Organization                                       [   ]


CONDITIONS:


"CLAIMS MADE"
Retrospective Date: 8/12/92
Extended Reporting Period: [    ]

                                  SCHEDULE 4.9
                                    PROPOSAL

                                FOREIGN COVERAGES

INSURED:           Public Safety Technology of Australia LTD

PURPOSE:

Protection for your legal liability to third parties arising from your International operations--premises or operations, use of hired and non-owned vehicles and voluntary foreign workers compensation and employers liability benefits, subject to all, policy terms, conditions and exclusions.


COVERAGE TERRITORY:

Worldwide excluding occurrences in the U.S.A., its Territories, Possessions, Puerto Rico, Canada, Cuba,
Libya, North Korea, and Iraq.

                          COMMERCIAL GENERAL LIABILITY



COVERAGE                                                          LIMITS
--------                                                          ------
Bodily Injury & Property Damage Liability
Combined Single Limit                                          [        ]
Annual Aggregate                                                [       ]
Hired and Non Owned Automobile                                  [       ]
Fire Legal Liability .                                             [    ]
Medical Payments                                                   [    ]



  COVERAGE                             EXPOSURE                         RATE
  Premises Ops                         [        ]               [                 ]
  Products - Sales                     [        ]               [                  ]
  Hired/
  Non-owned Auto                       [       ]                 [                ]

                               ERRORS & OMISSIONS



COVERAGE                                                         LIMITS
--------                                                         ------
Per Claim                                                      [        ]
Annual Aggregate                                                [       ]
Deductible                                                         [    ]
Retroactive Date                                        [                ]

                    EXPOSURE                  RATE

                   [        ]                 [  ]

                                  SCHEDULE 4.9


FOREIGN COVEPAGE (CON'T)

                   WORKERS' COMPENSATION/EMPLOYER'S LIABILITY

COVERAGE                                                      LIMITS


Voluntary Workers Compensation                                Colorado

Benefits

Hires:         U.S. Hires or U.S. Citizens


Employers Liability

      Bodily Injury by Accident-each accident                         [        ]
      Bodily Injury by Disease-including by
      "endemic disease"-each employee                                  [       ]
      Bodily Injury by Disease-including by
      "endemic disease,'-policy limit                                  [       ]
      Repatriation Expenses                                               [    ]


                    EXPOSURE                            RATE

                   [       ]                          [ ] per person/trip


REMARKS:

No coverage for Third Country Nationals.


                             INTERNATIONAL PROPERTY

PURPOSE:

Protection for your Business Property, including buildings, furniture, fixtures, equipment (including stock) and improvements and betterments, subject to al.1 policy terms, conditions and exclusions.


INSURED LOCATION:                                                         LIMITS

Queensland, Australia
Business Personal Property (EDP Equipment)                               [     ]


REMARKS:


Foreign exposures are subject to final audit

                                                                SCHEDULE 4.11(b)







                                      SCHEDULE 4.11b COMPLIANCE WITH LAW/PERMITS
                                   ASSET PURCHASE AGREEMENT BETWEEN SCC/PRINTRAK



                   SCHEDULE 4.11b COMPLIANCE WITH LAW/PERMITS


States in which SCC has a sales tax license:


California

Colorado

Florida

Illinois
Indiana
Louisiana
Michigan
Minnesota
Nebraska
Nevada
New Mexico
South Carolina - waiting for certificate (recently applied)
Tennessee
Texas
Utah
Wisconsin

                                                                   SCHEDULE 4.13


                                      SCHEDULE 4.11b COMPLIANCE WITH LAW/PERMITS
                                   ASSET PURCHASE AGREEMENT BETWEEN SCC/PRINTRAK




                       SCHEDULE 4.13 CERTAIN TRANSACTIONS




SIGNALSOFT

ERG

STOKER GROUP

                                                                   SCHEDULE 4.15




                                      SCHEDULE 4.11b COMPLIANCE WITH LAW/PERMITS
                                   ASSET PURCHASE AGREEMENT BETWEEN SCC/PRINTRAK



                       SCHEDULE 4.15 INTELLECTUAL PROPERTY



LRM 2.0

FRMS 2.0

FRMS 3.0

UDT

Open Query 1. 0

Premier CAD 5.6x
         (working source and object)


CAD/RMS Documentation


CAD      - Miscellaneous
         L:\LIBRARY\WS\AWII
         L:\LIBRARY\WS\S6S30
         L:\LIBRAR'Y\WS\COMMCARD
         L.\LIBRARY\WS\LIB
         L:\LIBRARY\WS\PCCAD
         L-\LEBRARY-\WS\QAT
         L:\LIBRARY\WS\S6530
         L-\LIBRARY\WS\TDD
         L.-\LIBRARY\WS\TMD


SignalSoft - GGM

Pinpoint Technologies

Total Consulting Group - Interface

Stoker Group - CAD developer

                                                                   SCHEDULE 4.20




                                    SCHEDULE 4.20 REPRESENTATIONS AND WARRANTIES
                                   ASSET PURCHASE AGREEMENT BETWEEN SCC/PRINTRAK


                   SCHEDULE 4.20 REPRESENTATION AND WARRANTIES



George Heinrichs

Nancy Hamilton

John Sims

Stephen Meer

                                                                      Appendix A

NonDiscrimination Compliance Agreement

Contractors shall comply with the applicable provisions of the following:

Exec. Order No. 12138, P.L. 95-507, Exec. Order No. 11246, Exec. Order No. 11625. Section 8 of the Small Business Act as amended, Railroad Revitalization and Regulatory Reform Act of 1976. Exec. Order No. 11701, Exec. Order No. 11758. Exec. Order No. 12138, Section 503 of the Rehabilitation Act of 1973 as amended by PL93-516, Vietnam Era Veteran's Readjustment Assistance Act of 1974 and the rules, regulations and relevant Orders of the Secretary of Labor pertaining to the Executive Orders and Statutes listed above.

For contracts of or which aggregate to $2,500 or more annually, the following table describes the clauses which are included in the contract:

     1. Inclusion of the Equal Employment clause in all contracts and orders;

     2. Certification of non-segregated  facilities;

     3. Certification that an affirmative action program has been developed and is being filed;

     4. Certification that an annual Employers Information Report (EEO-1 Standard Form 100) is being filed;

     5. Inclusion of the "Utilization of Minority and Women's Business Enterprises" clause in all contracts and orders;

     6. Inclusion of the "Minority and Women's Business Enterprise Subcontracting Program" clause in all contracts and orders;

     7. Inclusion of the "Listing of Employment Openings" clause in all contracts and orders;

     8. Inclusion of the "Employment of the Handicapped" clause in all contracts and orders;

        Contract Value                       Clause(s) Required
        $2,500 to $10,000                    8
        $10,000 to $50,000                   1,2,5,6,7,8
        $50,000 or more                      1,2,3*,4*,5,6,7,8
        *Applies only for businesses with 50 or mor employees

1. Equal Employment Opportunity Provisions

In accordance with Exec. Order No. 11246, dated September 24, 1965 and Part 60-1 of Title 41 of the codes of Federal Regulations (Public Contracts and Property Management, Office of Federal Contract Compliance, Obligations of Contractors and Subcontractors), as may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

2. Certification of Non-segregated Facilities

The contractor certifies that it does not and will not maintain any facilities it provides for its employees in a segregated manner, or permit its employees to perform their services at any location under its control where segregated facilities are maintained and that it will obtain a similar certification prior to the award of any non-exempt subcontract.

3. Certification of Affirmative Action Program

The contractor affirms that it has developed and is maintaining an affirmative action plan as required by Part 60-2 of Title 41 of the Code of Federal Regulations.

4. Certification of Filing of Employers Information Reports

The contractor agrees to file annually, on or before the 31st day of March, complete and accurate reports on Standard Form 100 (EEO-1) or such forms as may be promulgated in its place.

5. Utilization of Minority and Women's Business Enterprises

(a) It is the policy of the Government and BellSouth Corporation and its affiliates as a Government contractor, that minority and women's business enterprises shall have the maximum practicable opportunity to participate in the performance of contracts.

(b) The contractor agrees to use his or her best efforts to carry out this policy in the award of his or her fullest extent consistent with the efficient performance of his contract. As used in this contract, the term "minority or women's business enterprise" means a business with at least 51 percent of which is owned by minority or women group members or in case of publicly owned business, at least 51 percent of the stock of which is owned by minority or women group members. For purposes of this definition, minority group members are Blacks, Hispanics, Asians, Pacific Islanders, American Indian and Alaskan Natives. Contractors may rely on written representation by subcontractors regarding their status as minority or women's business enterprises in lieu of an independent investigation.

6. Minority and Women's Business Enterprise Program

(a) The contractor agrees to establish and conduct a program which will enable minority and women's business enterprises (as defined in paragraph 5 above) to be considered fairly as subcontracts and suppliers under the contract. In this connection, the Contractor shall:

(1) Designate a Liaison officer who will administer the contractor's minority and women's business enterprises program;

(2) Provide adequate and timely consideration of the potentialities of known minority and women's business enterprises in all "make-or-buy" decisions;

(3) Assure that known minority and women's business enterprises will have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation of minority and women's business enterprises;

(4) Maintain records showing (i) procedures which have been adopted to comply with the policies set forth in this clause, including the establishment of a source list of minority and women's business enterprises, (ii) awards to minority and women's business enterprises on the source list, and (iii) specific efforts to identify and award contracts to minority and women's business enterprises;

(5) Include the Utilization of Minority and Women's Business Enterprises clause in subcontracts which offer substantial minority and women's business enterprises subcontracting opportunities;

(6) Cooperate with the Government's Contracting Officer for BellSouth Corporation or its affiliate in any studies and surveys of the contractor's minority and women's business enterprise procedure and practices that the Government's Contracting Officer may from time to time conduct;

(7) Submit periodic reports of subcontracting to known minority and women's business enterprises with respect to the records referred to in sub-paragraph
(4) above, in such form and manner and at such time (not more often than quarterly) on the Government's Contracting Officer for BellSouth Corporation or its affiliate may prescribe.

(b) The contractor further agrees to insert, in any subcontract hereunder which may exceed $500,000 (or in the case of WBE $1,000,000 in the case of contracts for the construction of any public facility and which offer substantial subcontracting possibilities) provisions which shall conform substantially to the language of this Agreement, including this paragraph (b) and to notify the Contracting Officer of the names of such subcontractors.

7. List of Employment Openings for Veterans

In accordance with Exec. Order 11701, dated January 24, 1973, and Part 60-250 of Title 41 of the Code of Federal Regulations, as it may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

8. Employment of the Handicapped

In accordance with Exec. Order 11758, dated January 15, 1974, and Part 60-741 of Title 41 of the Code of Federal Regulations, as may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

                            PRIVATE/PROPRIETARY/LOCK
                CONTAINS PRIVATE AND/OR PROPRIETARY INFORMATION.
          MAY NOT BE USED OR DISCLOSED OUTSIDE THE BELLSOUTH COMPANIES
                    EXCEPT PURSUANT TO A WRITTEN AGREEMENT.